Prospectus Supplement Filed pursuant to Rule 424(b)(3)
Registration No. 333-140718
PROSPECTUS SUPPLEMENT NO. 3
DATED December 7, 2007
(To Prospectus dated June 28, 2007)
KREIDO BIOFUELS, INC.
(Name of Small Business Issuer in Its Charter)
36,915,556 shares of common stock
     This prospectus supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated June 28, 2007, of Kreido Biofuels, Inc., as supplemented by or prospectus supplement no. 1 dated July 31, 2007 and prospectus supplement no. 2 dated August 23, 2007 (collectively, the “Prospectus Supplements”). You should read this prospectus supplement no. 3 together with the Prospectus and the Prospectus Supplements. The Prospectus relates to the public sale, from time to time, of up to 36,915,556 shares of our common stock by the selling stockholders identified in the Prospectus.
     The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement.
     This prospectus supplement includes the attached (i) Current Report on Form 8-K, as filed by us with the Securities and Exchange Commission on September 12, 2007, (ii) Current Report on Form 8-K, as filed by us with the Securities and Exchange Commission on November 5, 2007, and (iii) Quarterly Report on Form 10-QSB, as filed by us with the Securities and Exchange Commission on November 14, 2007.
     We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.
     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated June 28, 2007) is truthful or complete. Any representation to the contrary is a criminal offense.
     The information appearing in the table below, which is based on information provided by or on behalf of the named selling stockholders, supplements and amends the selling stockholder table in the original Prospectus. Nite Capital L.P. assigned 148,148 warrants to purchase common stock held by it to Fort Mason Master L.P. and Fort Mason Partners L.P. as set forth below. The entry for Nite Capital L.P. also been corrected to reflect the transfer of the warrants as set forth below. The number of shares of common stock and warrants to acquire common stock changed for Titus H. Harris III IRA Rollover from a total of 100,000 to 60,000, as set forth below. All other entries in the selling stockholders table remain the same.

				Percentage
				of Common
	Shares of		Shares of	Stock
	Common Stock	Shares of	Common Stock	Outstanding
	Owned	Common Stock	Owned Upon	Upon
	Before the	Being	Completion of	Completion of
Selling Stockholder	Offering	Offered	the Offering	the Offering
Nite Capital L.P.[1]	148,148	148,148	*	*
Fort Mason Master L.P.[2]	139,126	139,126	*	*
Fort Mason Partners L.P.[3]	9,022	9,022	*	*
Titus H. Harris III IRA Rollover[4]	60,000	60,000	*	*

*	Less than 1.0%

[1]	Includes 148,148 shares of common stock acquired in our January 2007 private offering. Keith A. Goodman, the Manager of the General Partner of Nite Capital LP, has the power to vote and dispose of the shares of common stock being registered on behalf of Nite Capital LP.

[2]	Includes warrants to acquire 139,126 shares of common stock at an exercise price of $1.85 per share.

[3]	Includes warrants to acquire 9,022 shares of common stock at an exercise price of $1.85 per share.

[4]	Includes 30,000 shares of common stock and warrants to acquire an additional 30,000 shares of common stock at an exercise price of $1.85 per share, acquired in our January 2007 private offering.
The date of this prospectus supplement is December 7, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007

KREIDO BIOFUELS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Flynn Road Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 389-3499

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Kreido Biofuels, Inc. (the “Company”) entered into a Commercial Lease Agreement effective August 1, 2007 (the “Lease”) with Acaso Partners, LLC (the “Landlord”) pursuant to which the Company is leasing an approximately 21,125 square foot industrial and office building located at 1070 Flynn Road, Camarillo, California (the “Property”). The Company moved its corporate headquarters to the Property on August 24, 2007. The Property also serves as the Company’s manufacturing facility.

The Lease is for a term of five years with an option for the Company to extend the term by an additional five years. The monthly rent for the Property is $14,153 plus between $2,535 and $2,853 per month for real property taxes, property insurance and landscaping maintenance.

The foregoing description is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

On September 5, 2007, the Company issued a press release announcing that the Company relocated its corporate headquarters within Camarillo, California. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number       Exhibit

10.1	Commercial Lease Agreement by and between the Company and Acaso Partners, LLC effective August 1, 2007.

99.1	Press release of Kreido Biofuels, Inc. issued September 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

KREIDO BIOFUELS, INC.
Date: September 11, 2007	By:	/s/ John Philpott

	Name: Its:	John Philpott Chief Financial Officer

EXHIBIT INDEX

Exhibit Number       Exhibit

10.1	Commercial Lease Agreement by and between the Company and Acaso Partners, LLC effective August 1, 2007.

99.1	Press release of Kreido Biofuels, Inc. issued September 5, 2007

Exhibit 10.1
AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)
1. Basic Provisions (“Basic Provisions”).
1.1 Parties: This Lease (“Lease”), dated for reference purposes only June 22, 2007 is made by and between Acaso Investments, LLC (“Lessor”) and Kreido Biofuels, Inc. (“Lessee”), (Collectively the “Parties,” or Individually a “Party”).
1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 1070 Flynn Road, Camarillo, located in the County of Ventura. State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) An approximately 21,125 sq. ft. concrete tilt-up industrial building on approximately 51,836 sq. ft. of land (“Premises”). (Sea also Paragraph 2)
1.3 Term: five (5) years and zero (0) months (“Original Term”) commencing August 1, 2007 (“Commencement Date”) and ending July 31, 2012 (“Expiration Date”). (See also Paragraph 3)
1.4 Early Possession: “Upon lease execution (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)
1.5 Base Rent: $14,153.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing August 1, 2007 . (See also Paragraph 4)
☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.
1.6 Base Rent and Other Monies Paid Upon Execution:
(a)	Base Rent: $14,153.00 for the period August 1, 2007 through August 31, 2007

(b)	Security Deposit: $14,153.00 (“Security Deposit”). (See also Paragraph 5)

(c)	Association Fees: $0.00 for the period

(d)	Other: $2,535.00 for the expenses per paragraph 53

(e)	Total Due Upon Execution of this Lease: $28,306.00.
1.7 Agreed Use: Design and manufacturing of bio-fuel production and processing equipment and related administrative activities. (See also Paragraph 6)
1.8 Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)
1.9 Real Estate Brokers: (See also Paragraph 15)
(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
☐                                          represents Lessor exclusively (“Lessor’s Broker”);
☐                                          represents Lessee exclusively (“Lessee’s Broker”); or
☑ CB Richard Ellis, Inc. represents both Lessor and Lessee (“Dual Agency”).

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(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of                      or                    % of the total Base Rent) for the brokerage services rendered by the Brokers.
~~1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by~~

~~(“Guarantor”). (See also Paragraph 37)~~
1.10 ~~1.11~~ Attachments. Attached hereto are the following, all of which constitute a part of this Lease:
☑ an Addendum consisting of Paragraphs 51 through 62;
☑ a plot plan depicting the Premises;
☐ a current set of the Rules and Regulations;
☐ a Work Letter;
☐ other (specify):

2. Premises.
2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.
2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1 (b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense
2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s Intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:
(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate

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this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months Base Rent. If Lessee elects termination. Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(d), provided, however, that if such Capital Expenditure is required during the last six months ~~2 year~~ of this Lease ~~or Lesser reasonably determines that it is not economically feasible to pay its share thereof~~, Lessor shall have the option to terminate this Lease upon 10 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminals this Lease upon 30 days written notice to Lessor.
(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.
2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition. Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to nonor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event. Lessee shall be responsible for any necessary corrective work.
3. Term.
3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.
3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the cate of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date other than as a result of a default Lessor, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.
3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence. Lessee shall be required to perform all of its

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obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.
4. Rent.
4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).
4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall no: be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.
4.3 Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner’s association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent
5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. It Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base ~~Rent increases during the term of this lease, lessee shall, upon written request form Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bere to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee. Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgement, significantly reduced, Lessee shall deposit such additional monies with Lasser as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.~~ Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 3020 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.
6 Use.
6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use. or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. ~~Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises.~~ If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

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6.2 Hazardous Substances.
(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Promises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing. Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
(c) Lessee Remediation. Lessee shall not cause or knowingly permit any Hazardous Substance to be spilled or released in, on, under. or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party affiliated with lessee or invited onto the Premises by Lessee (except as set forth in subparagraph (d) below).
(d) Lessee indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party affiliated with Lessee or invited onto the Premises by Lessee (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or wilful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessor from its obligations under this Lease with respect to Hazardous substances, unless specifically so agreed by Lessee in writing at the time of such agreement.
(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request

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of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.
~~(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1 (e)) occurs during the term of this Lease, unless Lessee is legally responsible therefore (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph—6.2(d) and Paragraph 13), Lessor may-, at Lessor’s option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continuo in full force and effect, or (ii) if the estimated cost to remediate-such condition exceeds 12 times the then-monthly Base Rent-or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor-of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent-or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof- within -30 days following such commitment. In such event, this Lease shall continue in full-force and effect, and Lessor shall proceed to make such remediation as soon as reasonably -possible after the required-funds are available. If Lessee does-not-give such notice and provide the required funds or assurance thereof within the time-provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.~~
6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the reasonable recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor”s written request, provide Lessor with copies of all permits and other documents, and other information evicencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.
6.4 Inspection; Compliance. Lessor and Lessor”s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor.
7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.
7.1 Lessee’s Obligations.
(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises). Including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roots, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

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(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements. If any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) clarifiers (vii) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor. However, if Lessee fails to do so. Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.
(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.
(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one and the denominator of which is ~~144 (i.e. 1/144th of the cost per month)~~ the useful life of such replacement, (in months). as reasonably determined by landlord but not larger than 144 months. Lessee shall pay interest on the unamortized balance at the rate or 5% per annum but may prepay its obligation at any time.
7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. Notwithstanding the foregoing. Lessor shall be responsible for the maintainance and repair of the foundation, the external walls (but not painting, which is Lessee’s responsibility) and the structural components of the Premises. Further, Lessor shall be responsible for any repairs necessitated by the gross negligence or willful misconduct of Lessor or its agents, employees or contracts. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.
7.3 Utility Installations; Trade Fixtures; Alterations.
(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 36 month’s Base Rent in the aggregate or a sum equal to ~~one~~ three month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications to the extent available to Lessee. For work which costs an amount in excess of ~~one~~ six month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

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(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor ~~elects~~ is required to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.
7.4 Ownership; Removal; Surrender; and Restoration.
(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the properly of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.
(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and damaged incurred by the gross negligence of Lessee or its agents, employees or Contractors excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party affiliated with Lessee or invited onto the Premises by Lessee (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.
8. Insurance; Indemnity.
8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ~~10~~ 30 days following receipt of an invoice.
8.2 Liability Insurance.
(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and properly damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be

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considered excess insurance only.
(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
     8.3 Property Insurance — Building, Improvements and Rental Value.
(a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall no exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.
(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.
(c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.
8.4 Lessee’s Property; Business Interruption Insurance.
(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property. Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.
(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.
8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

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8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Promises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.
8.8 Exemption of Lessor and its Agents from Liability  ~~Notwithstanding the~~ Except in the case of gross negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.
 ~~8.9 . Failure to Provide Insurance. —Lessee acknowledges that any failure on its part to obtain-or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to aecortain. Accordingly, for any month or portion-there of that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal-to-10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s -Default or Broach with- respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.~~
9.	Damage or Destruction.
9.1	Definitions.
(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.
(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.
      9.2 Partial Damage — Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to

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Lessee on a reasonable basis for that purpose. ~~Notwithstanding the foregoing, if the required Insurance was not in force or the insurance proceeds are not sufficient to effect such-repair-the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lesser shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Promises unless -Lessee provides Lessor with the funds to cover same, or adequate assurance there, of within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with- Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.~~ Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
9.3 Partial Damage — Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
9.4 Total Destruction. Notwithstanding any other provision hereof, if a Promises Total Destruction occurs, this Lease shall terminate ~~60 days following~~ upon such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.
9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor (or Lessee, if such damage materially impacts Lessee’s ability to use the Premises for its intended purposes) may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee (or Lessor, if applicable) within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.
9.6 Abatement of Rent; Lessee’s Remedies.
(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ~~90~~ 60 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than ~~60~~30  days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

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9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor (within 20 days cf such termination).
9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.
10. Real Property Taxes.
10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.
10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. ~~In the event Lasso incurs a late charge on any Rom payment Lessor may estimate the current Real Property Taxes, and require that such-taxes-fee paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent Such monthly payments, shall be an amount equal to the amount of tho estimated installment of taxes divided by the number of-months remaining before the month in which paid installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall bo adjusted as required to provide the funds needed to pay tho applicable taxes If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance-payments may be intermingled with other moneys of Lessor and shall not boar interest. In the event of a Breach by Lessee in the performance of its obligations under this lease, then any such advance payments may bo Lessor as an by Lessor as an additional Security Deposit.~~
10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.
10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.
11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Promises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strikes, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.
12. Assignment and Subletting.
12.1 Lessor’s Consent Required.
(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent which will not be [ILLEGIBLE] withheld or delayed.
(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange (limited to NYSE, AMEX and NASDAQ [ILLEGIBLE]), a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

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(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.
(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may ~~either: (i)~~ terminate this Lease. ~~, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.~~
(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.
(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.
(g) Notwithstanding the foregoing, allowing a diminimus portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.
12.2 Terms and Conditions Applicable to Assignment and Subletting.
(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.
(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.
(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)
(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)
12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection or Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee

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shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
(b) in the event of a Breach by Lessee. Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.
(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.
13. Default; Breach; Remedies.
13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee ~~hereunder, whether to-Lesser or to a third party,~~ when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee (which notice and sure period shall be in lieu of and not in addition to the notice and cure periods set forth in section 1161 of the California Code of Civil Procedure).
(c) The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.
(d) The failure by Lessee to provide (i) upon request of Lessor, reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1 (a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion. The foregoing notice and cure periods shall be in lieu of and not in addition to the notice and cure periods set forth in section 1161 of the California Code of Civil Procedure.
(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within ~~30~~ 60 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.
(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation or an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

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13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefore. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. The amounts set forth in (i) and (ii) above shall be computed by allowing interest at the rate set forth in Section 13.5 below. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
(b) In accordance with California Civil Code §1951.4 Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.
(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.
~~13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving-of-paying by Lesser to or tore Lessee of any cash-or-other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessor’s full and faithful performance of all of-the terms, covenants and conditions of this Lease. Upon Breach of-this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Loaso and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Broach by Lessee. The acceptance by Lessor of rent or the cure of the Broach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.~~
13.3 ~~13.4~~ Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 405% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. ~~In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.~~
13.4 ~~13.5~~ Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to

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scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.
13.5 ~~13.6 Breach by Lessor.~~
(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.
14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation. Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation
15. Brokerage ~~Fees~~.
 ~~15.1 Additional Commission. In addition-to the payments owed pursuant to Paragraph 1.9 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires any-rights to-the Premises or other premises owned by Lessor and located within the same Project , if any, within which the Premises is located, (c) if lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.~~
 ~~15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of- such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the Limited purpose of collecting any brokerage fee owed.~~
~~15.3~~ Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder

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or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.
16. Estoppel Certificates.
(a) Each Party (as “Responding Party”) shall within 10 business days after written notice from the other Party (the“Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing ~~in form similar to tho then most current “Estoppel Certificate” form published by the AIR Commercial Real Estato Association,~~ which shall contain ~~plus~~ such ~~additional~~ information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor including, without imitation, the Lessor’s obligation order § 1950.7 of the California Civil Code. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.
18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22. No Prior or Other Agreements; ~~Broker Disclaimer~~. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the uso, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. ~~The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lesser or lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

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23. Notices.
23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.
(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:
(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only tor a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to

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protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.
(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
(c) Lessor and Lessee agree to identity to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.
26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30. Subordination; Attornment; Non-Disturbance.
30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership: (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.
30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. ~~Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing. Security Device which is secured by the Premises. In the event that Lesser is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance~~

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~~Agreement.~~
30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, adornment and/or Non-Disturbance Agreement provided for herein.
31. Attorneys’ Fees. If any Party ~~or Brokor~~ brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party ~~or Brokor~~ who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party ~~or Brokor~~ of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.
33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the ast 6 months of the term hereof Except for ordinary “for sublease” signs. Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.
35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.
36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefore. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver to any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
37. Guarantor.
37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real

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Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.
37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.
38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:
39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor: (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor: (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.
39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee and any approved assignee, and cannot be assigned or exercised by anyone other than said original Lessee or any approved assignee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.
39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
39.4 Effect of Default on Options.
(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).
(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.
40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.
41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.
43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of

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such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.
44. Authority; Multiple Parties; Execution.
(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.
(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an origina, and all of which together shall constitute one and the same instrument.
45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder. Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
~~48. Waiver of-Jury Trial, — THE PARTIES HEREBY WAIVE THEIR RESPECTIVE BIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.~~
48. ~~49.~~ Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.
49. ~~50.~~ Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT AT THE TIME THIS LEASE IS EXECUTED THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR

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LESSEE’S INTENDED USE.
WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:

On:		On:

By LESSOR:		By LESSEE:
Acasc Investments, LLC		Kreido Biofuels, Inc.

By: Name Printed:	/s/ Peter Wollons Peter Wollons	By: Name Printed:	/s/ Joel Balbien Joel Balbien
Title:	Member	Title:	Chief Executive Officer

By: Name Printed:	/s/ Gary Ferris Gary Ferris	By: Name Printed:	/s/ Phil Lichetenberger Phil Lichetenberger
Title:	Member	Title:	Senior V.P. & CFO
Address:		Address:
Telephone:	(805) 389-3700	Telephone:	(805) 389 3499
Facsimile:	(805) 389-3708	Facsimile:	(805) 384 0989
Federal ID No.		Federal ID No.	20-3240178

BROKER:		BROKER:
CB Richard Ellis, Inc.		CB Richard Ellis, Inc.

Attn:	Douglas H. Shaw	Attn:	Jim Meaney
Title:	First Vice President	Title:	First Vice President
Address:	771 East Daily Drive, Suite 300	Address:	771 East Daily Drive, Suite 300
	Camarillo, California 93010		Camarillo, California 93010
Telephone:	(805) 465-1627	Telephone:	(805) 465-1621
Facsimile:	(805 465-1621	Facsimile:	(805) 465-1665
Federal ID No.		Federal ID No.

NOTE: These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616
© Copyright 2001-By AIR Commercial Real Estate Association. All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

INITIALS	INITIALS

©2001-AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STN-8-5/05E

RENT ADJUSTMENT(S)
STANDARD LEASE ADDENDUM

Dated June 22, 2007

By and Between (Lessor)	Acaso Investments, LLC

(Lessee)	Kreido Biofuels, Inc.

Address of Premises:	1070 Flynn Road
Camarillo, California
Paragraph 51
A. RENT ADJUSTMENTS:
The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)
☐   I.   Cost of Living Adjustment(s)(COLA)

a. On (Fill in COLA Dates):

the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):

. All Items

(1982-1984 = 100), herein referred to as “CPI”.
b. The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): the ☐ first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”):                                                             . The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.
c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.
☐ II. Market Rental Value Adjustment(s) (MRV)

a. On (Fill in MRV Adjustment Date(s):

the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:
1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:
(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or
(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:
(i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker (“Consultant” check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.
(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

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©2000 – AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM RA-3-8/00E

(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.
(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.
2) Notwithstanding the foregoing, the new MRVshall not be less than the rent payable for the month immediately preceding the rent adjustment.
b. Upon the establishment of each New Market Rental Value:
1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and
2) the first month of each Market Rental Value term shall become the new‘Base Month’ for the purpose of calculating any further Adjustments.
☑ III. Fixed Rental Adjustment(s) (FRA)
The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
August 1, 2008	$14,577.59
August 1, 2009	$15,014.92
August 1, 2010	$15,465.37
August 1, 2011	$15,929.33
B. NOTICE:
Unless specified otherwise herein, notice of any such adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.
C. BROKER’S FEE:
The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

INITIALS	INITIALS

©2000 – AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM RA-3-8/00E

OPTION(S) TO EXTEND
STANDARD LEASE ADDENDUM

Dated	June 22, 2007

By and Between (Lessor)	Acaso Investments, LLC

By and Between (Lessee)	Kreido Biofuels, Inc.

Address of Premises:	1070 Flynn Road
Camarillo, California
Paragraph 52
A. OPTION(S) TO EXTEND:
Lessor hereby grants to Lessee the option to extend the term of this Lease for one (1) additional five (5) yrs, 60 mth month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:
(i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 9 but not more than 12 months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise ot an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.
(ii) The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions ot this Option.
(iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.
(iv) This Option is personal to the original Lessee and any approved assignee, and cannot be assigned or exercised by anyone other than said original Lassee or any approved assignee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.
(v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below (Check Method(s) to be Used and Fill in Appropriately)

☐	1.	Cost of Living Adjustment(s) (COLA)

	a.	On (Fill in COLA Dates):

the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U S Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):

All Items (1982-1984 – 100), herein referred to as “CPI”.

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©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OE-3-8/00E

b. The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”);

The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.
c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

☑	II.	Market Rental Value Adjustment(s) (MRV)

	a.	On (Fill in MRV Adjustment Date(s)) August 1, 2012

the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:
1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. It agreement cannot be reached, within thirty days, then:
(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or
(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:
(i) Within 15 days thereafter. Lessor and Lessee shall each select an ☐ appraiser or ☐ broker (“Consultant” — check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.
(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.
(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.
(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e. the one that is NOT the closest to the actual MRV.
2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.
b. Upon the establishment of each New Market Rental Value:
1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and
2) the first month of each Market Rental Value term shall become the new “Base Month” for the purpose of calculating any further Adjustments.
☐     III.     Fixed Rental Adjustment(s) (FRA)
The Base Rent shall be increased to the following amounts on the dates set forth below:

Or (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:

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©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OE-3-8/00E

B. NOTICE:
Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.
C. BROKER’S FEE:
The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.
NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 S. Flower Street, Suite 500, Los Angeles, Calif. 90017

INITIALS	INITIALS

©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OE-3-8/00E

ADDENDUM TO THAT STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET DATED JUNE _____, 2007 BY AND BETWEEN ACASO Investments, LLC AS LESSOR AND KREIDO BIOFUELS, INC. AS LESSEE FOR THAT CERTAIN PROPERTY COMMONLY KNOWN AS 1070 FLYNN ROAD, CAMARILLO, CALIFORNIA
53.
Notwithstanding any provisions in the Lease to the contrary, Lessee’s payment for Real Property Taxes, property insurance (Section 8.3(a)) and landscape maintenance shall be fixed at the following amounts, which shall be paid concurrently with the payments of Base Rent:

August 1, 2007 - July 31, 2008	$2,535.00 per month
August 1, 2008 - July 31, 2009	$2,611.00 per month
August 1, 2009 - July 31, 2010	$2,689.00 per month
August 1, 2010 - July 31, 2011	$2,770.00 per month
August 1, 2011 - July 31, 2012	$2,853.00 per month
The foregoing fixed payments shall be made regardless of the actual costs of the items mentioned, except that if Real Property Taxes and/or property insurance premiums should increase as a result of any act (or omission) of Lessee, then Lessee shall be responsible for such increased amount, in addition to the fixed payments set forth above. Nothing in this paragraph shall affect Lessee’s obligations to pay any other sums due under the Lease, including but not limited to costs of maintenance and repairs under Paragraph 7, other insurance costs under Paragraph 8, and utilities and services under Paragraph 11.

54. Hazardous Materials:
As in any real estate transaction, it is recommended that you consult with a professional such as a civil engineer, industrial hygienist or other person with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

55. ADA:
Please be advised that an owner or tenant of real property may be subject to the Americans With Disabilities Act (the ADA), a Federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to your property, Title III of the ADA requires owners and tenants of “public accommodations” to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons by January 26, 1992. The regulations under Title III of the ADA are codified at 28 CFR Part 36. We recommend you review the ADA and regulations, as CB Richard Ellis, Inc. cannot give you legal advise on these issues.

Lessor’s Initial	Lessee’s Initial

56. Signage:
Subject to the provisions of Paragraph 7.3 regarding Alterations, Tenant shall have the right to place a sign identifying the Tenant on the Premises. Tenant shall be solely responsible for the cost of all permits, installation, maintenance, repair and electrical usage for said sign. At the end of the Term, Tenant shall be responsible for the sign’s removal and building repair required after the sign’s removal.

57. Outside Storage:
No material is to be stored outside the building at any time. The prohibition against outside storage includes, but is not limited to, equipment, materials, inoperative vehicles, campers, trailers, boats, barrels, pallets, and trash (other than in containers provided by commercial trash collectors which are picked up on a regularly scheduled basis).

58. Subletting:	If Lessor consents to a subletting, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises.

To the extent that the base rent due under the sublease exceeds the Base Rent due under the Lease, after deducting Lessee’s reasonable costs associated with such subletting, Lessee and Lessor shall share such increase on an equal basis. Irrespective of the due date of rent under any sublease, Lessee shall not be relieved of its liability to pay Base Rent and other sums on the due dates set forth in the Lease.

59. Lessee Obligation to Pay Rent:
Notwithstanding anything to the contrary contained in the Lease, Lessee’s obligation to pay Rent shall continue until (i) Lessee has removed all of its property from the Premises, (ii) Lessee has made any repairs required under Paragraph 7.1, (iii) Lessee has removed all alterations, improvements, additions and Utility Installations which Lessor requires Lessee to remove pursuant to Paragraph 7.4, and (iv) Lessee has removed any and all Hazardous Substances from the Premises which are Lessee’s responsibility under the Lease.

60. Real Property Taxes:
If at any time after the date of this Lease, the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Real Property Taxes, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal state or federal levy), imposition or

Lessor’s Initial	Lessee’s Initial

charge measured by or based in whole or in part upon the Premises and imposed upon Lessor, such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term Real Property Taxes.

61. Waivers:
(a)    Lessee hereby waives any rights which it might otherwise have under Section 1932(1) and Sections 1941 and 1942 of the California Civil Code (which relate to the physical conditions of the Premises).

(b) Lessee hereby waives any rights which it might otherwise have under Sections 1932(2) and 1933 of the California Civil Code (which relate to damages and destruction).

(c) Lessee hereby waives any rights which it might otherwise have under Section 1265.130 of the California Code of Civil Procedure (which relates to condemnation).

Executed at: Camarillo, California		Executed at: Camarillo, California

on:	June 26, 2007	on:	June 22, 2007

LESSOR:		LESSEE	:
Acaso Investments, LLC		Kreido Biofuels, Inc.

By:	/s/ Peter Wollons	By:	/s/ Joel Balbien

Name (Printed) Peter Wollons		Name (Printed): Joel Balbien

Title:	Member	Title:	Chief Executive Officer

By:	/s/ Gary Ferris	By:	/s/ Phil Lichtenberger

Name (Printed) Gary Ferris		Name (Printed) Phil Lichtenberger

Title:	Member	Title:	Senior V.P. & CFO

Lessor’s Initial	Lessee’s Initial

Exhibit 99.1

Kreido Biofuels Relocates to Accommodate STT® Technology Production

Camarillo, Calif., September 5, 2007 – Kreido Biofuels, Inc. (OTC BB: KRBF), a renewable energy company, announced today that it has relocated its corporate headquarters within Camarillo, California. The Company’s new corporate headquarters and manufacturing facility are located at 1070 Flynn Road, Camarillo, CA 93012. All other contact information for the company will remain the same.

The larger facility will accommodate Kreido Biofuels’ additional staff and equipment as they expand manufacturing of their proprietary biodiesel process intensification technology. The Company is ramping up the production and commercialization of its STT® System. Kreido Biofuels is currently developing biodiesel plants within the U.S., built around its STT® process intensification technology. These facilities will have an anticipated capacity of 100 million gallons per year by the end of 2008.

About Kreido Biofuels
Kreido Biofuels, Inc. has invested $20 million to provide the world renewable energy through its proprietary process intensification technology — the STT® system. The Company is currently developing biodiesel plants in the U.S. that will have an anticipated aggregate nameplate capacity of 100 million gallons per year. Kreido’s plants are built around its STT® 30G biodiesel production unit, a complete pipe-to-pipe biodiesel production system that significantly improves the efficiency, quality, and process control of biodiesel production. Committed to building a sustainable future, Kreido Biofuels’ plants have a smaller footprint and offer feedstock flexibility. The Company plans to license its biodiesel technology internationally and to third-party biodiesel producers in the U.S. Kreido Biofuels is based in Camarillo, California. STT is a registered USPTO trademark of Kreido Biofuels, all rights reserved. For more information about Kreido Biofuels, visit www.kreido.com.

# # #

Investor Relations Contact:
Ina McGuinness
Integrated Corporate Relations
Office: (310) 954-1100

Public Relations Contact:
Denica Gordon
DGPR Consulting
Office: (323) 253-9337
dgprconsulting@aol.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

KREIDO BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Flynn Road Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 389-3499

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Size Increased and New Directors Appointed. On October 31, 2007, the Board, by resolution, expanded the size of the Board from four directors to six directors. The Board also appointed David Nazarian and David Mandel as directors to fill vacancies on the Board.

Mr. Nazarian, age 46, is the founding member and principal of Smart Technology Ventures, the general partner of a series of venture capital funds including Smart Technology Ventures III, L.P. which he organized in 2000. He has nearly 20 years of operational and investment experience in the telecommunications and aerospace industries. Prior to founding Smart Technology Ventures, Mr. Nazarian was a major investor in Omninet, a company that provided two-way messaging services via satellite for mobile users, when it merged with Qualcomm in 1988. Mr. Nazarian serves on the boards of directors for Lucix Corporation, FutureTrade Technologies and Allard Industries. Smart Technology Ventures, through its affiliated venture funds, and certain Nazarian family trusts, own of record 14,723,319 shares of the Company’s common stock (approximately 28% of the Company’s outstanding common stock). Smart Technology Ventures and certain Nazarian family trusts also own warrants to purchase 2,528,418 shares of the Company’s common stock at a strike price of $1.85.

Mr. Mandel, age 41, is an established private venture capital investor, based in Los Angeles, California. Mr. Mandel has pursued venture capital activities on behalf of his family since 1994. Mr. Mandel and his family were seed investors in Broadcom Corp., Innovent Systems (acquired by Broadcom) and Access360 (acquired by IBM), among others. Mr. Mandel has served as an advisor to the Board prior to his appointment as a director of the Company. Mr. Mandel and his family own 3,515,457 shares of the Company’s common stock (approximately 7% of the Company’s outstanding common stock) and warrants to purchase 220,092 shares of the Company’s common stock at a strike price of $1.85.

Mr. Nazarian, through Smart Technology Ventures, and Mr. Mandel, were early investors in Kreido Laboratories, the Company’s wholly-owned subsidiary.

In connection with their appointments as outside directors of the Company, Messrs. Nazarian and Mandel each received a restricted stock grant of 2,500 shares of common stock and options to purchase 25,000 shares of common stock at an exercise price of $0.60 per share pursuant to the terms of the Outside Director Compensation Program.

Outside Director Compensation Program Amended. On October 31, 2007, the Board, pursuant to authority granted in the Company’s Outside Director Compensation Program established the annual fee for the Chairperson of the Board at $60,000, payable quarterly, in addition to receiving the meeting fees and stock and option grants in the original Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

KREIDO BIOFUELS, INC.
Date: November 5, 2007	By:	/s/ John M. Philpott

		Name: Its:	John M. Philpott Chief Financial Officer

3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-QSB

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2007
OR

☐	TRANSACTION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM                      TO
COMMISSION FILE NUMBER 333-130606
KREIDO BIOFUELS, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

NEVADA	20-3240178

(State or Other Jurisdiction of Incorporation Organization)	(I.R.S. Employer Identification No.)
1070 Flynn Road, Camarillo, California 93012

(Address of Principal Executive Offices)
(805) 389-3499

(Issuer’s telephone number, including area code)
1140 Avenida Acaso, Camarillo California 93012

(Former name, former address and former fiscal year, if changed since last report)
Indicate by check mark whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark whether the issuer is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☑
At November 10, 2007 the issuer had 52,522,202 shares of common stock issued and outstanding.

FORM 10-QSB QUARTERLY REPORT
QUARTERLY PERIOD ENDED SEPTEMBER 30, 2007

PART I
Item 1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Kreido Biofuels, Inc.
(A Development Stage Company)
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2007	2006
	(unaudited)	(As Restated - Note 9)
ASSETS
Current assets
Cash and cash equivalents	$10,403,000	$59,000
Other current assets	63,000	—

Total current assets	10,466,000	59,000
Property and equipment — net	11,066,000	322,000
Patents, less accumulated amortization of $346,000 and $278,000 in 2007 and 2006, respectively	783,000	788,000
Other assets	454,000	21,000

Total assets	$22,769,000	$1,190,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
Current liabilities
Current portion of convertible notes payable, net of discount of $1,044,000 in 2006 (Note 8)	$—	$5,637,000
Current portion of capital leases	49,000	50,000
Accounts payable	1,297,000	346,000
Accrued expenses	241,000	951,000

Total current liabilities	1,587,000	6,984,000
Capital leases, less current portion	102,000	66,000

Total liabilities	1,689,000	7,050,000

Redeemable preferred stock (Note 9)
Series A1 convertible preferred stock, no par value. Authorized 549,474 shares; issued and outstanding were none and 549,474 shares as of September 30, 2007 and December 31, 2006, respectively; liquidation preference $4,945,000 in 2006	—	3,628,000
Series B1 convertible preferred stock, no par value. Authorized 13,783,783 shares; issued and outstanding were none and 10,011,355 shares as of September 30, 2007 and December 31, 2006, respectively; liquidation preference $10,011,020 in 2006	—	10,011,000

Total redeemable preferred stock	—	13,639,000

Stockholders’ equity (capital deficit) (Note 8)
Common stock, $0.001 par value in 2007 and no par value in 2006. Authorized 150,000,000 shares; issued and outstanding were 52,517,202 and 720,501 shares as of September 30, 2007 and December 31, 2006, respectively	52,000	103,000
Restricted common stock, $0.001 par value in 2007 and no par value in 2006; issued and outstanding were none and 641,786 shares as of September 30, 2007 and December 31, 2006, respectively	—	64,000
Additional paid-in capital	38,807,000	3,469,000
Warrant valuation	8,067,000	—
Deferred compensation	(2,000)	(9,000)
Deficit accumulated during the development stage	(25,844,000)	(23,126,000)

Net stockholders’ equity (capital deficit)	21,080,000	(19,499,000)

Total liabilities and stockholders’ equity (capital deficit)	$22,769,000	$1,190,000

See notes to unaudited condensed consolidated financial statements

Kreido Biofuels, Inc.
(A Development Stage Company)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months	Period from January
	Ended	Ended	Ended	Ended	13, 1995 (Inception)
	September 30,	September 30,	September 30,	September 30,	to September 30,
	2007	2006	2007	2006	2007
Operating expenses
Research and development	$276,000	$418,000	$574,000	$1,135,000	$16,410,000
General and administrative	848,000	287,000	2,736,000	561,000	7,588,000
Loss on sale of property and equipment	—	14,000	—	14,000	89,000
Loss from retirement of assets	—	—	—	—	318,000

Loss from operations	(1,124,000)	(719,000)	(3,310,000)	(1,710,000)	(24,405,000)
Other income (expense)
Interest expense	—	(231,000)	—	(653,000)	(3,082,000)
Interest income	172,000	2,000	593,000	2,000	657,000
Other income	—	77,000	—	103,000	1,151,000
Other expenses	—	—	—	—	(154,000)

Total other income (expense)	172,000	(152,000)	593,000	(548,000)	(1,428,000)

Loss before income taxes	(952,000)	(871,000)	(2,717,000)	(2,258,000)	(25,833,000)
Income tax expenses	—	—	1,000	1,000	11,000

Net loss	$(952,000)	$(871,000)	$(2,718,000)	$(2,259,000)	$(25,844,000)

Net loss per share — basic and diluted	$(0.02)	$(0.64)	$(0.05)	$(1.66)	$(0.49)

Shares used in computing net loss per share	52,515,758	1,362,287	52,513,980	1,362,287	52,513,980

See notes to unaudited condensed consolidated financial statements

Kreido Biofuels, Inc.
(A Development Stage Company)
Condensed Consolidated Statement of Stockholders’ Equity (Capital Deficit)
(Unaudited)

								Deficit
								Accumulated
			Restricted Common		Additional			During the	Stockholders’
	Common Stock		Stock		Paid-In	Warrant	Deferred	Development	Equity (Capital
	Shares	Amount	Shares	Amount	Capital	Valuation	Compensation	Stage	Deficit)
Balance, January 1, 2007 — as restated	720,501	$103,000	641,786	$64,000	$3,469,000	$—	$(9,000)	$(23,126,000)	$(19,499,000)
Conversion of notes, accrued interest payable and related warrants, on a net exercise basis, to common stock at the converted acquisition basis	10,224,178	10,000	—	—	6,374,000	—	—	—	6,384,000
Conversion of Series A preferred stock to common stock at the converted acquisition basis	619,946	1,000	—	—	3,627,000	—	—	—	3,628,000
Conversion of Series B preferred stock to common stock at the converted acquisition basis	11,295,341	11,000	—	—	10,000,000	—	—	—	10,011,000
Conversion of existing Kreido Laboratories common stock to common stock at the converted acquisition basis	816,504	1,000	(641,786)	(64,000)	63,000	—	—	—	—
Conversion of consulting warrants, on a net exercise basis to common stock at the converted acquisition basis	1,587,213	2,000	—	—	(2,000)	—	—	—	—
Common stock issued in connection with the acquisition original Kreido Biofuels common stock	8,750,000	(94,000)	—	—	94,000	—	—	—	—
Common stock issued in connection with the $25 million January 2007 private placement offering	18,498,519	18,000	—	—	14,751,000	—	—	—	14,769,000
Warrants to purchase common stock issued in connection with the $25 million January 2007 private placement offering	—	—	—	—	—	8,067,000	—	—	8,067,000
Stock award to new board of directors	5,000	—	—	—	2,000				2,000
Compensation expense	—	—	—	—	429,000	—	7,000	—	436,000
Net loss	—	—	—	—	—	—	—	(2,718,000)	(2,718,000)

Balance, September 30, 2007	52,517,202	$52,000	—	$—	$38,807,000	$8,067,000	$(2,000)	$(25,844,000)	$21,080,000

See notes to unaudited condensed consolidated financial statements

Kreido Biofuels, Inc.
(A Development Stage Company)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months	Nine Months	Period from January
	Ended	Ended	13, 1995 (Inception)
	September 30,	September 30,	to September 30,
	2007	2006	2007
Cash flows from operating activities
Net Loss	$(2,718,000)	$(2,259,000)	$(25,844,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	231,000	125,000	1,600,000
Loss on sale of assets	—	—	89,000
Loss on retirement of assets	—	—	318,000
Noncash stock compensation	436,000	31,000	1,255,000
Amortization of convertible debt discount	—	208,000	1,236,000
Inducement to convert debt discount	—	—	152,000
Inducement to convert debt	—	—	58,000
Changes in operating assets and liabilities:
Prepaid and other assets	(496,000)	—	(568,000)
Accounts payable and accrued expenses	1,105,000	(16,000)	2,455,000
Accrued interest on notes	—	438,000	507,000

Net cash used in operating activities	(1,442,000)	(1,473,000)	(18,742,000)

Cash flows from investing activities
Purchase and construction of property and equipment	(10,754,000)	(56,000)	(11,495,000)
Proceeds from sale of assets	—	—	95,000
Investments in patent application	(118,000)	(134,000)	(1,437,000)

Net cash used in investing activities	(10,872,000)	(190,000)	(12,837,000)

Cash flows from financing activities
Proceeds from the issuance of Series A convertible preferred stock	—	—	938,000
Proceeds from the issuance of Series B convertible preferred stock	—	—	1,500,000
Proceeds from the issuance of Series C convertible preferred stock	—	—	2,424,000
Proceeds from the issuance of Series B1 preferred stock	—	—	720,000
Proceeds from the issuance of common stock warrants	—	—	217,000
Proceeds from the issuance of common stock	22,843,000	—	22,843,000
Proceeds from issuance of long-term debt	—	750,000	14,381,000
Principal repayment of long-term debt and capital leases	(185,000)	(23,000)	(1,041,000)

Net cash provided by financing activities	22,658,000	727,000	41,982,000

Net increase (decrease) in cash and cash equivalents	10,344,000	(936,000)	10,403,000
Cash and cash equivalents at beginning of period	59,000	1,002,000	—

Cash and cash equivalents at end of period	$10,403,000	$66,000	$10,403,000

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$19,000	$6,000	$353,000
Income taxes	1,000	1,000	11,000
See notes to unaudited condensed consolidated financial statements.

Kreido Biofuels, Inc.
(A Development Stage Company)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months	Nine Months	Period from January
	Ended	Ended	13, 1995 (Inception)
	September 30,	September 30,	to September 30,
	2007	2006	2007
Supplemental disclosure of noncash investing and financing activities
Acquisition of property and equipment through capital leases	$98,000	$90,000	$858,000
Additions to property and equipment through settlement of capital lease	—	—	61,000
Additions to property and equipment through issuance of common stock	—	—	100,000
Conversion of notes payable into Series A preferred stock	—	—	1,180,000
Conversion of notes payable into Series C preferred stock	—	—	5,530,000
Conversion of accounts payable into Series C preferred stock	—	—	30,000
Conversion of accrued interest into Series C preferred stock	—	—	441,000
Warrants issued in connection with convertible notes	—	—	2,007,000
Conversion of Series A preferred stock into Series A1 preferred stock	—	—	2,118,000
Conversion of Series B preferred stock into Series A1 preferred stock	—	—	1,511,000
Conversion of Series C preferred stock into Series B1 preferred stock	—	—	8,414,000
Conversion of notes payable in to Series B1 preferred stock	—	—	850,000
Conversion of accrued interest into Series B1 preferred stock	—	—	18,000
Conversion of accrued interest into notes payable	—	—	72,000
Conversion of notes payable into common stock	5,514,000	—	5,637,000
Conversion of accrued interest into notes payable	863,000	—	740,000
Conversion of Series A preferred stock into Series A1 common stock	3,628,000	—	3,628,000
Conversion of Series B preferred stock into Series A1 common	10,011,000	—	10,011,000
Conversion of Kreido Laboratories common stock into common stock	167,000	—	167,000
See notes to unaudited condensed consolidated financial statements

Kreido Biofuels, Inc.
(A Development Stage Company)
Notes to the Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2007
NOTE 1 BASIS OF PRESENTATION
The unaudited condensed consolidated financial statements of Kreido Biofuels, Inc. (“Kreido” or “the Company”) at September 30, 2007 and for the three and nine month periods ended September 30, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented have been included. The results of operations for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the full year. They do not include all information and notes required by United States generally accepted accounting principles for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the accompanying notes contained in Kreido’s Annual Report on Form 10-KSB as amended by Form 10-KSB/A for the period from inception (January 13, 1995) through December 31, 2006.
The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The Company, a development stage company, has suffered recurring losses from operations and at September 30, 2007 had an accumulated deficit of $25,844,000 that raises substantial doubt about its ability to continue as a going concern. The Company believes that it can satisfy its cash requirements for at least the next 6 months, however it will need to obtain an additional $20 million in the first quarter of 2008 in order to support its current plan’s funding needs of completing the first plant, funding the start-up plant costs and commencing the construction on the STT® Reactors for the next biodiesel production plant. If the Company is unable to achieve projected operating results and/or obtain such additional financing if and when needed, management will be required to curtail growth plans or suspend planned development activities. No assurances can be given that the Company will be successful in obtaining additional financing.
NOTE 2 ORGANIZATION
Kreido Laboratories, formerly known as Holl Technologies Company, was incorporated on January 13, 1995 under the laws of the State of California. Since incorporation, Kreido Laboratories has been engaged in activities required to develop, patent and commercialize its products. Kreido Laboratories is the creator of reactor technology that is designed to enhance the manufacturing of a broad range of chemical products. The market for these products is developing in parallel to the Company’s activities.

Kreido Biofuels, Inc. was incorporated as Gemwood Productions, Inc. under the laws of the State of Nevada on February 7, 2005. Gemwood Productions, Inc. changed its name to Kreido Biofuels, Inc. on November 2, 2006. The Company took its current form on January 12, 2007 when Kreido Laboratories completed a reverse triangular merger with Kreido Biofuels, Inc. (Note 8). The Company wholly-owns two subsidiaries, Kreido Chicago LLC and Kreido Wilmington LLC, which are currently not active.
The cornerstone of Kreido Laboratories’ technology is its patented STT(™) (Spinning Tube in Tube) diffusional chemical reacting system, which is both a licensable process and a licensable system. In 2005, the Company demonstrated how the STT(™) could make biodiesel from vegetable oil rapidly with almost complete conversion and less undesirable by-products. The Company has continued to pursue this activity, has built and tested, a pilot biodiesel production unit and is in the process of developing the first of its commercial biodiesel production plants in the United States that it expects will produce approximately 33 million to 50 million gallons per year.
The Company considers itself a development stage enterprise because it has not yet earned significant revenue from its commercial products or biodiesel production plants. The Company builds and intends to own or license innovative chemical and bio-chemical reacting systems and biodiesel production plants.
NOTE 3 CONSTRUCTION IN PROGRESS AND PLANT DEVELOPMENT ACTIVITIES
In October 2007, the Company completed the construction of a pilot biodiesel production unit (“pilot plant”) at an existing biodiesel production facility operated by Foothills Bio-energies, LLC. Kreido has commenced development of one of its full scale biodiesel production plants (“full scale plant”). The Company is in the process of finalizing the lease for the site of the full scale plant. The pilot plant has been constructed in an existing biodiesel production facility and is now operational. The Company expects to substantially complete the construction of the full scale biodiesel production plant in 2008. Total estimated costs to be incurred for construction of the full scale biodiesel production plant is between $22 million and $28 million, which includes approximately $4 million of infrastructure costs that can be utilized by the expansion to a second plant at the same location. Cost of construction of the plant is comprised of the following: 1) site selection, leasing, permitting and other legal compliance; (2) architectural, design and engineering; (3) labor, overhead and materials to build in-house the four STT® Reactors; (4) designing, engineering and manufacturing of the plant production unit which includes components such as centrifuges, tanks, control panels and other equipment being built by third parties for delivery to the plant site; and (5) the general contractor fees, engineering and construction of the buildings and physical improvements including tanks, piping, boilers and various lab and other equipment and machinery comprising the plant. As of September 30, 2007, construction expenditures of $10.3 million have been incurred and recorded as construction-in-progress and, in addition, approximately $3.2 million was committed through purchase orders issued to sub-contractors and equipment vendors for services and equipment to be provided after September 30, 2007 with additional purchase orders and contracts likely to be entered into.
NOTE 4 NET LOSS PER COMMON SHARE
Basic net loss per common share is calculated by dividing the net loss applicable to common shares by the weighted-average number of common and common equivalent shares outstanding during the period. For the three and nine months ended September 30, 2007, there were no potential common equivalent shares used in the calculation of weighted-average common shares outstanding as the effect would be anti-dilutive because of the net loss. During the three and nine months ended September 30, 2007, the Company issued additional stock options of 360,000 and 3,100,784, respectively, and cancelled 1,205, 384 for both periods under its 2006 Equity Incentive Plan.

		Period from
		Inception
	Nine Months	(January 13,
	Ended	1995) through
	September	September
	30, 2007	30, 2007
Weighted-average shares used to compute basic and diluted net loss per common share:	52,513,980	52,513,980

Securities convertible into shares of common stock not used to compute net loss per share because the effect would be anti-dilutive:
Stock options under the 2006 Equity Incentive Plan	1,895,400	1,895,400
Stock options under the 1997 Stock Compensation Program	1,164,984	1,164,984
Stock associated with warrants arising from private placement of common stock	18,498,519	18,498,519
Other stock associated with warrants	571,335	571,335

	22,130,238	22,130,238

NOTE 5 PROPERTY AND EQUIPMENT
Property and equipment at September 30, 2007 and December 31, 2006 is summarized as follows:

	September 30, 2007	December 31, 2006
Furniture and fixtures	$104,000	$43,000
Machinery and equipment	324,000	270,000
Capitalized leases	447,000	347,000
Office equipment	189,000	115,000
Leasehold improvements	289,000	47,000
Construction in progress	10,322,000	—

Total	11,675,000	822,000
Less accumulated depreciation and amortization	(609,000)	(500,000)

Net book value	$11,066,000	$322,000

Depreciation and amortization expense for the three and nine months ended September 30, 2007 and 2006 was $46,000, $109,000, $24,000 and $66,000, respectively.
NOTE 6 COMMON STOCK AGREEMENT
In January 2007, the Company completed a private placement offering of its common stock. The accredited investors purchased 18,498,519 units of our securities (“Unit”), at a purchase price of $1.35 per Unit. Each Unit consisted of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $1.85 per share. The warrants expire January 12, 2012. The fair value of the warrants on the date of issuance was $8,067,000 and was calculated using the Black-Scholes option pricing model using the following assumptions: contractual life of 5 years; no dividends, risk free interest rate of 4.65% and volatility of 56.5%. The Company received proceeds from the offering of approximately $22.8 million, net of offering related costs and the repayment of $123,000 in outstanding short-term notes. The common stock including shares of common stock underlying warrants comprising the Units were registered under the Securities Act of 1933, as amended, effective June 28, 2007. The Company has an obligation to keep the registration effective and to keep the Company’s common stock listed or included for quotation on an Approved Market or if the trading of the Company’s common stock is suspended or halted on an Approved Market for more than two full, consecutive trading days with certain exceptions excusing events, otherwise they will be required to issue additional shares, based on the number of days the shares remain unregistered or untraded.

NOTE 7 STOCK-BASED COMPENSATION
In accordance with the provisions of SFAS 123(R), “Share-Based Payment”, the Company has recorded stock-based compensation expense of $23,000 and $9,000 for the three months ended September 30, 2007 and 2006, respectively, and $436,000 and $31,000 for the nine months ended September 30, 2007 and 2006, respectively. The stock-based compensation expense is based on the fair value of the options at the grant date. The fair value of the options was estimated using the Black-Scholes option-pricing model with the following assumptions: risk free interest rates between 4.54% and 4.81%; three years (3.0) and four and a half (4.5) years and expected volatility of 56.5%.
Summary stock option activity is as follows:

		Weighted Average
	Number of	Exercise Price
	Options	Per Share
Balance at December 31, 2006	1,164,984	$0.36
Granted	3,100,784	1.05
Exercised	—	—
Cancelled	(1,205,384)	1.35

Balance at September 30, 2007	3,060,384	$0.79

For options granted in prior years under the intrinsic-value-based method, the Company has recorded deferred compensation as additional paid-in capital based on the difference between the market price of the common stock and the option exercise price at the date of grant during 2006. Related compensation expense of $2,000 and $7,000 was recognized for the three and nine month periods ended September 30, 2007, respectively.
The following table summarizes information regarding options outstanding and options exercisable at September 30, 2007:

	Options Outstanding			Options Exercisable
	Outstanding at	Weighted-Average	Weighted-Average	Exercisable at	Weighted-Average
	September 30,	Remaining	Exercise Price	September 30,	Exercise Price
Range of Exercise Prices Per Share	2007	Contractual Life	Per Share	2007	Per Share
$0.01 - 0.19	860,573	2.77	$0.09	755,269	$0.09
$0.20 - 0.89	585,312	4.33	0.64	320,312	0.69
$0.90 — 1.85	1,561,100	9.59	1.16	622,892	1.18
$1.86 — 2.53	53,399	0.74	2.45	53,399	2.45

	3,060,384		$0.79	1,751,872	$0.66

NOTE 8 RECAPITALIZATION
In January 2007, Kreido Laboratories completed a reverse triangular merger with Kreido Biofuels, Inc. (formerly known as Gemwood Productions, Inc.), a publicly traded company. In connection with the merger, Kreido completed a private placement offering issuing 18,498,519 shares of Kreido common stock at $1.35 per share and warrants to purchase 18,498,519 shares of Kreido common stock at an exercise price of $1.85 per share (see Note 6). As part of this transaction, outstanding Series A and Series B Preferred Stock of Kreido Laboratories and related warrants totaling $13,639,000 and 10,560,829 shares were converted to 11,915,288 shares of Common Stock of Kreido and warrants to purchase 294,530 shares of common stock of Kreido. All payments of all accumulated preferred stock dividends were waived. Outstanding convertible notes payable and related accrued interest of $6,377,000 were converted into 10,224,178 shares of common stock of Kreido. Additionally, all outstanding common stock and certain warrants to purchase common stock of Kreido Laboratories were converted to 3,124,218 shares of common stock of Kreido on a net exercise basis as determined by the Board of Directors in conjunction with the reverse merger. The original shareholders of Kreido converted their existing common stock to 8,750,000 shares of new Kreido. The reverse merger was accounted for as a recapitalization for financial accounting purposes.

NOTE 9 RESTATEMENT AND REDEEMABLE PREFERRED STOCK
The Company restated its previously issued consolidated financial statements as of and for the year ended December 31, 2006 due to the misclassification of redeemable preferred stock as stockholders’ equity.
The effect on the Company’s previously issued 2006 consolidated financial statements is summarized as follows:

	As Previously	Increase
Balance Sheet Data	Reported	(Decrease)	Restated
Total Assets	$1,190,000	$—	$1,190,000
Total Liabilities	7,050,000	—	7,050,000
Total Redeemable Preferred Stock	—	13,639,000	13,639,000
Total Stockholder’s Equity (Capital Deficit)	(5,860,000)	(13,639,000)	(19,499,000)
The following schedule shows the movement of the redeemable preferred stock from inception date (January 13, 1995).

											Total
	Series A		Series B		Series C		Series A1		Series B1		Redeemable
	Convertible Stock		Convertible Stock		Convertible Stock		Convertible Stock		Convertible Stock		Preferred
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock
Issuance of Series A preferred stock	242,561	$1,480,000	—	$—	—	$—	—	$—	—	$—	$1,480,000

Balance, December 31, 1999	242,561	1,480,000	—	—	—	—	—	—	—	—	1,480,000
Conversion of notes to Series A preferred stock	106,925	637,000	—	—	—	—	—	—	—	—	637,000
Retirement of common stock	—	—	200,000	1,500,000	—	—	—	—	—	—	1,500,000
Issuance of Series B preferred stock	—	—	—	11,000	—	—	—	—	—	—	11,000

Balance, December 31, 2000	349,486	2,117,000	200,000	1,511,000	—	—	—	—	—	—	3,628,000

Balance, December 31, 2001	349,486	2,117,000	200,000	1,511,000	—	—	—	—	—	—	3,628,000

Issuance of Series C preferred stock	—	—	—	—	1,995,000	1,995,000	—	—	—	—	1,995,000
Conversion of notes, accrued interest and accounts payable to Series C preferred stock	—	—	—	—	5,255,785	5,256,000	—	—	—	—	5,256,000

Balance, December 31, 2002	349,486	2,117,000	200,000	1,511,000	7,250,785	7,251,000	—	—	—	—	10,879,000
Issuance of Series C preferred stock	—	—	—	—	428,500	428,000	—	—	—	—	428,000
Conversion of notes and accrued interest payable to Series C preferred stock	—	—	—	—	744,510	745,000	—	—	—	—	745,000
Buy back of fractional shares	(9)	—	(3)	—	(12)	—	—	—	—	—	—

Balance, December 31, 2003	349,477	2,117,000	199,997	1,511,000	8,423,783	8,424,000	—	—	—	—	12,052,000

											Total
	Series A		Series B		Series C		Series A1		Series B1		Redeemable
	Convertible Stock		Convertible Stock		Convertible Stock		Convertible Stock		Convertible Stock		Preferred
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock
Issuance of Series B1 preferred stock	—	—	—	—	—	—	—	—	720,000	720,000	720,000
Conversion of notes and accrued interest payable to Series B1 preferred stock	—	—	—	—	—	—	—	—	867,572	867,000	867,000
Conversion of Series A preferred stock to Series A1 preferred stock	(349,477)	(2,117,000)	—	—	—	—	349,477	2,117,000	—	—	—
Conversion of Series B preferred stock to Series A1 preferred stock	—	—	(199,997)	(1,511,000)	—	—	199,997	1,511,000	—	—	—
Conversion of Series C preferred stock to Series B1 preferred stock	—	—	—	—	(8,423,783)	(8,424,000)	—	—	8,423,783	8,424,000	—

Balance, December 31, 2004	—	—	—	—	—	—	549,474	3,628,000	10,011,355	10,011,000	13,639,000

Balance, December 31, 2005	—	—	—	—	—	—	549,474	3,628,000	10,011,355	10,011,000	13,639,000

Balance, December 31, 2006	—	—	—	—	—	—	549,474	3,628,000	10,011,355	10,011,000	13,639,000
Conversion of Series A1 preferred stock to common stock	—	—	—	—	—	—	(549,474)	(3,628,000)	—	—	(3,628,000)
Conversion of Series B1 preferred stock to common stock	—	—	—	—	—	—	—	—	(10,011,355)	(10,011,000)	(10,011,000)

Balance, September 30, 2007	—	$—	—	$—	—	$—	—	$—	—	$—	$—

NOTE 10 CONTINGENCY
In March 2004, Kreido Laboratories and a former officer and shareholder of Kreido Laboratories reached agreement on the terms of a settlement of disputes arising out of the termination of the former officer and shareholder’s employment with Kreido Laboratories. The settlement was never completed. The former officer and shareholder has recently demanded implementation of the settlement including the payment of approximately $190,000 plus interest. Kreido Laboratories disputes any obligation to the former officer and shareholder. The Company will continue to assess the progress of the dispute.

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
THE FOLLOWING DISCUSSION AND ANALYSIS PROVIDES INFORMATION WHICH OUR MANAGEMENT BELIEVES IS RELEVANT TO AN ASSESSMENT AND UNDERSTANDING OF OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION. THIS DISCUSSION SHOULD BE READ TOGETHER WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO OUR CONSOLIDATED FINANCIAL STATEMENTS WHICH ARE INCLUDED IN THIS REPORT, AND WITH OUR ANNUAL REPORT ON FORM 10-KSB/A FILED ON JUNE 27, 2007.
In addition to historical information, this discussion and analysis contains forward-looking statements that relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as “anticipates”, “believes”, “estimates”, “expects”, “hopes”, “targets”, “should”, “will”, “will likely result”, “forecast”, “outlook”, “projects” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied in the forward-looking statements.
As used in this report, the terms “we,” “us,” and “our,” mean Kreido Biofuels, Inc. and our subsidiaries, unless otherwise indicated.
We took our current form on January 12, 2007, when our wholly-owned subsidiary, Kreido Acquisition Corp. (“Acquisition Sub”) and Kreido Laboratories executed a Merger Agreement and Plan of Reorganization (the “Merger Agreement”). On January 12, 2007, Acquisition Sub merged with and into Kreido Laboratories, with Kreido Laboratories remaining as the surviving corporation and as our wholly-owned subsidiary (the “Merger”).
The Merger was treated as a recapitalization of our company for accounting purposes. Our historical financial statements before the Merger were replaced with the historical financial statements of Kreido Laboratories in all filings with the SEC subsequent to January 12, 2007. The offering provided net proceeds of approximately $22.8 million, which included the repayment of $123,000 in outstanding notes and the cancellation of indebtedness of approximately $250,000.
Concurrently with the closing of the Merger, we completed a private offering of 18,498,519 units of our securities (the “Units”) at a purchase price of $1.35 per Unit. Each Unit consisted of one share of our common stock and a warrant to acquire one share of our common stock at an exercise price of $1.85 per share. The warrants are exercisable for a period of five years from January 12, 2007.
Also contemporaneously with the closing of the Merger, Kreido split-off another wholly-owned subsidiary, Gemwood Leaseco, Inc., a Nevada corporation, through the sale of all of the outstanding capital stock of Gemwood Leaseco, Inc. (the “Split-Off”). As a consequence of the sale of Gemwood Leaseco, Inc., we discontinued all of our business operations which we conducted prior to the closing of the Merger, and spun off all material liabilities existing prior to that date in any way related to our pre-closing business operations. Our primary operations are now those formerly operated by Kreido Laboratories, as well as other business activities which we have developed since January 12, 2007, as described in this Prospectus.
As the result of the Merger, the Split-Off and the change in our business and operations from an unrelated services company to a technology company focusing on the production of biofuel, a discussion of the past financial results of our company is not pertinent and our financial results as consolidated with Kreido Laboratories, the accounting acquirer, are presented here. Thus, the discussion of our financial results addresses only Kreido Laboratories.
Kreido Laboratories is a corporation founded to develop proprietary technology for building micro-composite materials for electronic applications. In 1995, Kreido Laboratories began to develop the technology used in the design and assembly of our STT® Reactor. Kreido Laboratories thereafter sought to develop the technology to improve the speed, completeness and efficiency of certain chemical reactions, including esterifications and transesterifications, in the chemical industries. We designed and developed the STT® Reactor which incorporates our proprietary “spinning tube-in-tube” design configuration to improve the speed and yield of chemical reactions.

One of the EPA’s largest laboratories has been using our STT® Reactor-based technology since 2004 to develop and evaluate new chemical processes and develop and optimize protocols for use of the STT® Reactor by public and private entities. Beginning in the last quarter of 2005, Kreido Laboratories began to evaluate the advantages of the STT® Reactor specifically for the production of biodiesel. In the first quarter of 2006, Kreido Laboratories elected to focus primarily on the biodiesel industry and began to prepare and execute our current business plan.
On July 26, 2007, Joel A. Balbien submitted to our Board of Directors his written notice of resignation as a director effective immediately and as President and Chief Executive Officer of our company effective as of July 27, 2007. The resignations were accepted by the Board of Directors on July 27, 2007. We also entered into a Settlement Agreement and General Release with Dr. Balbien terminating our Employment Agreement with Dr. Balbien and resolving all matters between us and Dr. Balbien. As of November 1, 2007, all settlements have been paid to Dr. Balbien.
On July 27, 2007, our Board of Directors appointed G.A. Ben Binninger, a director of our company, as our Chief Executive Officer. We and Mr. Binninger also entered into an Executive Employment Agreement that provides, in part, for Mr. Binninger to serve as our Chief Executive Officer and President. On July 27, 2007, the Board of Directors appointed Philip Lichtenberger as our Chief Operating Officer, and John Philpott as our Chief Financial Officer. Mr. Lichtenberger has served as Executive Vice President and Chief Operating Officer of Kreido Labs since 1997 and was appointed as Senior Vice President of Operations and Chief Financial Officer of our company on January 12, 2007. Mr. Philpott joined us on March 19, 2007 as Vice President and Chief Accounting Officer.
On July 27, 2007, the Board of Directors also expanded the size of the Board from three directors to four directors and appointed Murli Tolaney and Richard Redoglia as members of the Board of Directors to fill the vacancies on the Board of Directors.
On October 31, 2007, the Board of Directors further expanded the size of the Board from four directors to six directors and appointed David Mandel and David Nazarian as members of the Board of Directors to fill the vacancies on the Board of Directors.
Plan of Operations
We plan to commercialize our proprietary technology for biodiesel production on a commercial scale and to become one of the leading providers of biodiesel and biodiesel production technology. We expect to execute our business plan by generating revenues from multiple sources; 1) by building and operating our own STT® Reactor-based biodiesel production units with an anticipated biodiesel production capacity of between 33 MMgpy and 50 MMgpy per biodiesel plant; 2) licensing our STT® Reactor-based technology to others which may require one of our production units to be operational; and 3) in the longer term, by investing in businesses that will develop or use our STT® Reactor-based technology for production of biofuels, chemicals and pharmaceuticals.
To date, we have accomplished the development and production of our STT® Reactor internally and utilized outsourcing for the development and construction of the STT® Production Unit. The STT® Production Unit which consists of our STT® Reactor along with pumps, centrifuges, and other vessels, equipment and piping. The STT® Production Unit is being engineered by a professional engineering firm and constructed by a manufacturer of engineered packaged systems. Site specific work for the plants will be done by contractors who will service individual sites.
Our engineering partner is R.C. Costello & Assoc. Inc. of Redondo Beach, California. This firm provides engineering design and improvements for chemical plants, natural gas plants and refineries, with an emphasis on process intensification. The firm has 11 years of experience in reaction engineering, distillation and process safety. Our manufacturing partner is Certified Technical Services L.P. of Pasadena, Texas. This firm has been a heavy industrial contractor and manufacturer of engineered packaged systems for 20 years.
We plan to market and distribute the biodiesel that we produce in our owned and operated facilities to diesel blenders, and other distributors of diesel products using a third party marketer for a portion of the capacity produced.

We may also sell the biodiesel we produce directly to users of diesel fuel. We plan to use diversified feedstock in our plants.
We anticipate that we will execute our business strategy with the following actions:
•	place one pilot STT® Reactor in the field, producing ASTM-quality biodiesel, which began operations on a limited basis in October 2007;
•	hire additional construction project management, manufacturing and production plant operations, and possibly additional personnel in the areas of sales, marketing and business development;
•	construct at least one of our own biodiesel production plants equipped with STT® Production Units; and
•	further pursue discussions with parties interested in licensing the STT® Production Units for both domestic and international biodiesel production.
We are currently developing one biodiesel production plant, which will employ our STT® Production Units. The development of the biodiesel production plants will require significant expenditures on equipment and materials and we expect and have used a majority of the proceeds of the January 2007 private placement in the construction of the biodiesel pilot unit and production plant. As feedstock and biodiesel prices change or as the demand for superior biodiesel production technology increases, we may determine that it is in our best interest to sell or license our STT® Production Units in the near term in lieu of building our second and third plants as soon as we initially planned. Because of the efficiency of our compact reactor and the ability to process different feedstocks, we believe that our STT® Production Unit technologies will provide us with cost and efficiency advantages when compared to companies developing conventional biodiesel plants. In the execution of our business plan, we anticipate that we will increase our number of employees in the next 12 months to approximately 50 employees.
The first plant in development is expected to be located in Wilmington, North Carolina. We have moved the target start-up date of the Wilmington plant to the second quarter of 2008 from the first quarter of 2008 in order to accommodate the doubling of the plant’s initial target capacity at a lower cost than if the expansion were done at a later date. Also, several site-related modifications will be made that are not expected to significantly alter plant construction costs. The development time will allow us to obtain concurrent regulatory approvals and construct infrastructure that will allow for a more economical expansion. The Wilmington plant will operate using vegetable oils as feedstock. We are still considering Chicago, Illinois as a plant location as well as a second plant at our Wilmington, North Carolina location. We have also identified other areas for possible plant locations in the Gulf and the Pacific Northwest regions of the U.S. or other desirable sites. Since the first plant, and any subsequent plants, will require additional funding to complete, we have not committed to constructing an additional plant. As part of the development and construction of the first plant in Wilmington, North Carolina, we will be incurring various infrastructure costs that will not have to be incurred for the development of a second plant on that location.
Since our business over the next 18 months consists primarily of constructing biodiesel production plants, STT® Reactors and STT® Production Units, the results of our operations and financial condition will reflect that of a biodiesel producer, engineering and construction company. If we are successful in implementing our current business plan of building biodiesel production plants the results of our operations should reflect that of a biodiesel producer and marketer. Accordingly, the results of operations and cash flows for the three and nine months ended September 30, 2007 and the fiscal year ended December 31, 2007 are not anticipated to be indicative of the results of operations and cash flows for future long-term periods.
We believe that we can satisfy our cash requirements for at least the next 6 months, however we will need to obtain an additional $20 million in the first quarter of 2008 in order to support our current plan’s funding needs of completing the first plant, funding the start-up production plant costs and commencing the construction of our STT® Reactors for the next biodiesel production plant.

Consolidated Results of Operations for the nine months ended September 30, 2007 and 2006
Operating Expenses
Loss from operations for the nine months ended September 30, 2007 was $3,310,000, resulting from $574,000 of research and development expenses and $2,736,000 of general and administrative expenses. Loss from operation for the nine months ended September 30, 2006 resulted primarily from $1,135,000 of research and development and $561,000 of general and administrative expenses. The decrease in research and development costs from the nine month period ended in 2007 compared to the same period in 2006 related to the shift away from research and development activities and into the construction of the biodiesel production plants and our commercial STT® Reactor, the related costs of which are being capitalized. We expect to continue to incur research and development expenses in the future related to biofuels and different feedstocks as well as other uses for our STT® Reactor. Costs included in research and development for the nine months ended September 30, 2007 consisted of payroll related expenses, supplies and small equipment costs, non-cash patent amortization and stock compensation expenses.
General and administrative costs increased by $2,175,000 for the nine months ended September 30, 2007 compared to the same period in 2006. The increase was related to legal fees and consulting costs related to the Merger and private placement offering, increased costs associated with a public company and an increase in administrative personnel costs including stock compensation expenses. We expect operating expenses, especially general and administrative costs, to increase over the next few years as construction activities increase and as we continue to grow and add personnel. Additionally, we will continue to incur additional costs associated with the requirements of operating as a public reporting entity and from the issuance of stock and stock options.
Other Income (Expense)
Other income (expense) for the nine months ended September 30, 2007 was $593,000 compared to other expense of $548,000 for the nine months ended September 30, 2006. Fiscal year 2007 is comprised of interest income whereas 2006 consisted of $103,000 of interest income and $653,000 of interest expense from various notes payable. We expect interest expense for 2007 to be minimal due to the conversion and retirement of debt in January 2007 and interest income to reflect the changes in the available cash balances.
Net Loss
Net loss for the nine months ended September 30, 2007 was $2,718,000, equivalent to a loss of $0.05 per common share compared to a net loss of $2,259,000, equivalent to $1.66 per common share for the nine months ended September 30, 2006. We expect to incur net losses for the next couple of years as we continue to construct our biodiesel production plants.
Comparison of three months ended September 30, 2007 and 2006
Operating Expenses
Operating expenses of $1,124,000 for the three months ended September 30, 2007 increased by $405,000 compared to $719,000 for the same period in 2006. Research and development expense for the three months ended September 30, 2007 were $276,000 compared to $418,000 for the same period in 2006, a decrease by $142,000. Research and development expenses have been decreasing related to the shift away from research and development and into the commencement of the construction of the biodiesel production plants and our commercial STT® Reactor, the related costs of which are being capitalized. General and administrative costs increased to $848,000 for the three months ended September 30, 2007 from $287,000 for the same period in 2006. The increase was related to increased costs associated with being a public company, an increase in stock compensation expense from the issuance of stock options to employees and an increase in payroll related costs from the hiring of additional personnel. We expect operating expenses, especially general and administrative costs to increase over the next few years as construction activities increase and as we continue to grow and add personnel. Additionally, we will continue to incur additional costs associated with the requirements of operating as a public reporting entity and from the issuance of stock and stock options.

Other Income (Expense)
Other income (expense) for the three months ended September 30, 2007 was other income of $172,000 compared to other expense of $152,000 for the same period in 2006. Other income for the three months ended September 30, 2007 consisted of interest income compared to the same period in 2006 consisting of $231,000 of interest expense offset by $79,000 of other income. We expect interest expense for 2007 to be minimal due to the conversion and retirement of debt in January 2007 and interest income to reflect the changes in the available cash balances.
Net Loss
Net loss for the three months ended September 30, 2007 was $952,000, or about 10% increase compared to the net loss of $871,000 for the same three month period for 2006. There were no net sales or gross profit for the three months ended September 30, 2007 and 2006. We expect to incur net losses for the next couple of years as we continue to construct our biodiesel production plants.
Liquidity and Capital Resources
A summary of our sources and use of cash for the nine months ended September 30, 2007, is as follows:
•	Sources of cash consisted of private placement net proceeds of $22.9 million and interest income of $593,000 for total sources of cash of $23.5 million.
•
Uses of cash consisted of purchases of fixed assets and construction of plant and reactors of $10.8 million, general and administrative cost of $2.7 million, repayment of capital leases of $185,000 and investments in patents of $118,000 for a total use of cash of $13.8 million.

•
The cash balance of $10.4 million results from net sources of $23.5 million less uses of cash of $13.8 million plus an increase in the amounts due to vendors of $241,000 which will be paid in future periods and a $400,000 deposit made as credit security for the Wilmington, North Carolina terminal.

At September 30, 2007, we had cash, cash equivalents and short-term investments of $10.4 million, compared to $17.3 million at June 30, 2007, a decrease of $6.9 million. The decrease for the three months ended September 30, 2007 is primarily the result of the expenditure of $4.3 million on the development of our first biodiesel production plant, $1.0 million in a reduction of operational payables, $370,000 in fixed assets and patents, $400,000 in deposits and $1.0 million on business operations. We currently estimate that the cost of our first biodiesel production plant in Wilmington, North Carolina will be approximately $22 million to $28 million. We estimate that we will need approximately $20 million of additional capital to complete the construction of our first biodiesel production plant, acquire our initial inventory of feedstock, and initiate operations of our first biodiesel production plant and commence the construction of our STT® Reactors for the next biodiesel production plant. We are actively pursuing a combination of sources to arrange and obtain additional capital. We are working with local government authorities and banks in Wilmington to obtain bond financing and we are in discussions with institutional and commercial lenders for equipment and inventory financing, all of which will require some level of security interest and guarantees. Equity financing alternatives to supplement and provide added security for the secured debt financing include offering our warrant holders an opportunity to amend and exercise their warrants currently exercisable at $1.85 per share at a price more comparable to current market value, and the issuance of shares of preferred stock that would be convertible into shares of common stock. Project financing is under consideration. New common stock purchase warrants may be issued to providers of capital to our Company. Our ability to obtain additional capital and the timing and cost of obtaining such capital will be affected by project related factors such as obtaining permits and licenses, Company specific factors, such as the performance of our reactor, and capital market economic conditions which are currently unstable. The construction of our first Wilmington biodiesel production plant could be delayed pending our arranging the complete financing package.
The details of the cash flow activities for the nine months ended September 30, 2007 are discussed below.

Net cash used by operating activities for the nine months ended September 30, 2007 was $1.4 million as compared to $1.5 million for the same period in 2006. Net cash used by operations is primarily related to operating costs and an increase in deposits offset by an increase in accounts payable at the end of September 30, 2007 which consisted of certain large payments due to vendors associated with the construction of our biodiesel production plant. In addition, we incurred an increase in stock compensation costs compared to prior periods.
Net cash used by investing activities for the nine months ended September 30, 2007 was approximately $10.9 million which was a significant increase from $190,000 used by investing activities for the same period in 2006. The cash used in 2007 consisted primarily of the purchase and construction of equipment and facilities associated with the development of our biodiesel production plants. Costs of the plants consist of: (1) site selection, leasing, permitting and other legal compliance; (2) architectural, design and engineering; (3) labor, overhead and materials to build in-house the STT® Reactors; (4) designing, engineering and manufacturing of the plant production unit which includes components such as centrifuges, tanks, control panels and other equipment being built by third parties for delivery to the plant site; and (5) the general contractor fees, engineering and construction of the buildings and physical improvements including tanks, piping, boilers and various lab and other equipment and machinery comprising the plant. In addition, approximately $3.2 million was committed through purchase orders issued to sub-contractors and equipment vendors for services and equipment to be provided after September 30, 2007 with additional purchase orders and contracts likely to be entered into in the future months. We also invested $118,000 and $134,000, respectively, in patents for the nine months ended September 30, 2007 and 2006.
Net cash provided by financing activities for the nine months ended September 30, 2007 was $22.7 million consisting primarily of the private placement sale of our common stock netting proceeds to us of approximately $22.8 million. This was offset by the repayment of outstanding notes and the payment of capital leases of $185,000. The net cash provided by financing activities was $727,000 consisting of proceeds from issuance of convertible debts of $750,000 offset reduced by payments of capital lease obligations for the nine months ended September 30, 2006.
Concurrently with the closing on January 12, 2007 of the merger of Acquisition Sub and Kreido Laboratories, which was treated as a recapitalization of our company for accounting purposes, we consummated a private offering of 18,498,519 units of our securities at a purchase price of $1.35 per Unit. Each Unit consisted of one share of our common stock and a warrant to acquire one share of our common stock at an exercise price of $1.85 per share. The warrants are exercisable for a period of five years from January 12, 2007. The private placement of the Units resulted in our receiving from the gross proceeds of approximately $25 million, net proceeds of approximately $22.8 million.
We anticipate that the net proceeds of the private placement offering of the Units will enable us to carry out our current operating plan to the first quarter of fiscal year 2008. Based upon our projected activities, we believe that at least an additional $20 million in financing will be needed to support our current plan’s funding needs of completing the first plant, funding the start-up production plant costs and commencing the construction on the STT® Reactors for the next biodiesel production plant. Since the first plant, and any subsequent plants, will require additional funding to complete, we have not committed to constructing an additional plant only to starting the construction of the next four STT® Reactors. However, if funding is not available at the level we may need or at terms acceptable to us or our investors, we may need to change or scale back our operating plans, which would negatively affect existing stockholders and we may not be successful in executing our operating plan as anticipated.
Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Revenue Recognition
Our revenues are expected to be derived from the sale of biodiesel as well as from the licensing of our patented processes, leasing our patented equipment to carry out the licensed processes and providing on-going technical support and know-how. Revenues from product sales will be recorded upon shipment. Revenues from technology licensing will be, based upon the nature of the licensing agreement, recorded upon billing due date established by contractual agreement with the customer or over the term of the agreement. For sales arrangements with multiple elements, we will allocate the undelivered elements based on the price charged when an element is sold separately. Through the end of September 30, 2007, we have recognized no commercial or licensing revenue. It is anticipated that once we have built and begin operating the commercial biodiesel production plants, the majority of revenue will be based upon the sale of biodiesel to distributors.
Research and Development
Research and development costs related to the design, development, demonstration, and testing of reactor technology are charged to operations as incurred.
Cash and Cash Equivalents
We consider all highly liquid investments with a maturity date of three months or less when purchased to be cash equivalents.
Use of Estimates
Preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods covered by the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Depreciation and Amortization
The provision of depreciation of property and equipment is calculated when put into service on the straight-line method over the estimated useful lives of the related assets, generally ranging from five to seven years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the lease term.
Patents
Capitalized patent costs consist of direct costs associated with obtaining patents such as legal expenses and filing fees. Patent costs are amortized on a straight-line basis over 15 years, which is the expected life, beginning in the month that the patent is issued. Patent costs are capitalized beginning with the filing of the patent application. The patents are tested for impairment annually, or more frequently if events or conditions indicate the asset might be impaired and the carrying value may not be recoverable. These conditions may include an economic downturn, new and or competitive technology, new industry regulations and a change in the operations or business direction of the Company. The impairment tests include a comparison of estimated undiscounted cash flows associated with the asset’s carrying value. If the assessment determines that the fair value is less than the carrying value of the patent, an impairment charge is recorded to reduce the value of the patent.
Impairment of Long-Lived Assets
We continually evaluate whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. When factors indicate that long-lived assets should be evaluated for possible impairment, we use an estimate of the related undiscounted future cash flows over the remaining life of the long-lived assets in measuring whether they are recoverable. If the estimated undiscounted future cash flows are less than the carrying value of the asset, a loss is recorded as the excess of the asset’s carrying value over its fair value. No assets were determined to be impaired as of September 30, 2007 and December 31, 2006.

Stock-Based Compensation
Prior to January 1, 2006, we accounted for employee stock-based compensation using the intrinsic value method supplemented by pro forma disclosures in accordance with APB 25 and SFAS 123 “Accounting for Stock-Based Compensation” (“SFAS 123”), as amended by SFAS No. 148 “Accounting for Stock-Based Compensation — Transition and Disclosures.” Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Under the intrinsic value method, we recognized stock-based compensation expense on the date of grant.
Effective January 1, 2006, we adopted SFAS 123(R) “Share Based Payment” using the modified prospective approach and accordingly prior periods have not been restated to reflect the impact of SFAS 123(R). Under SFAS 123(R), stock-based awards granted prior to January 1, 2006 will be charged to expense over the remaining portion of their vesting period. These awards will be charged to expense under the straight-line method using the same fair value measurements which were used in calculating pro forma stock-based compensation expense under SFAS 123. For stock-based awards granted on or after January 1, 2006, we determined stock-based compensation based on the fair value method specified in SFAS 123(R), and we will amortize stock-based compensation expense on the straight-line basis over the requisite service period.
For periods prior to January 1, 2006, SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. We recorded $23,000 and $436,000 of stock-based compensation expense for the three and nine month periods ended September 30, 2007.
Fair Value of Financial Instruments
The carrying values reflected in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to the short maturity of these instruments. The carrying value of convertible notes payable and capital leases approximates their fair value based upon current market borrowing rates with similar terms and maturities.
Comprehensive Loss
Except for net loss, we have no material components of comprehensive loss, and accordingly, the comprehensive loss is the same as the net loss for all periods presented.
Recent Accounting Pronouncements
In February 2007, the Financial Accounting Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for us on January 1, 2008. We are currently evaluating the impact of adopting SFAS 159 may have on our financial condition or results of operations.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We do not believe that the adoption of SFAS 157 will have a significant effect on our consolidated financial statements.
Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements as defined in Item 303(c) of Regulation S-B, promulgated by the SEC.

RISK FACTORS
An investment in our common stock is highly speculative and involves a high degree of risk. Investors should carefully consider the risks below before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.
Risks Related to the Contemplated Conduct of our Business
We have had no operating history as a producer of biodiesel or as a producer of equipment systems for the biodiesel industry. Our anticipated results of operation and financial condition are planned and estimated on the basis of our assumptions with respect to our anticipated operations.
We have no operating history in our contemplated biodiesel production business and, to date, have not earned any revenues in connection with that business. We have no experience operating, selling or licensing processing equipment or complete systems to the biodiesel or other fuel industry. We have only recently, in the fourth quarter of 2005, begun to pursue commercial applications for the STT® Reactor in the biodiesel industry. Accordingly, it may be difficult for investors to evaluate our business prospects or our ability to achieve our business objectives. If our efforts do not result in both revenues and profits, we may be forced to cease operations and liquidate, and investors may lose their entire investment.
If we cannot successfully address these risks, our contemplated business and the anticipated results of our contemplated operations and financial condition would suffer.
We have been a development stage company since 1995 and have a history of significant operating losses. We may not ever achieve or maintain profitability.
We have incurred significant operating losses since our inception, and, as of September 30, 2007, we have accumulated a deficit of approximately $25.8 million. We may continue to incur operating losses, depending largely upon the commercial success of our STT® Reactor and STT® Production Units. To date, we have neither sold nor licensed any commercial-scale products. We will need to generate revenues in excess of our expenses to become profitable, and we may be unable to do so. If we do not become profitable, the value of our common stock may decline.
Our operating losses may increase as we continue to incur costs for manufacturing, sales and marketing, research and development and legal and general corporate activities. Whether we achieve and maintain profitability depends in part upon our ability, alone or with others, to successfully complete the development of biodiesel production facilities, to sell biodiesel at a profit, to successfully complete the development of our equipment systems and to sell or license those equipment systems at prices that enable us to generate a profitable return.
We may be required to implement our business plan other than as described herein.
We may find it necessary or advisable to substantially alter or materially change our commercialization activities to respond to changes that occur in the future. In October 2007, we modified our business plan to focus on the development of the Wilmington, North Carolina location, our first biodiesel production plant, with a plan to expand the site to be occupied by an additional plant expansion when time and capital permits.
Although core to our business plan is to own and operate biodiesel production plants in the United States for our own account, part of our contemplated business strategy is to license STT® Production Units to others both within and outside of the United States. The portion of our contemplated business model that calls for us to license STT® Production Units to others is dependent on the market’s willingness to adopt a new biodiesel production technology. Our STT® Production Unit may never gain acceptance from the biodiesel market, which would put in jeopardy that portion of our business model that relies on licensing STT® Production Units to others. This risk is amplified by the fact that, although we are currently building our first commercial-scale STT® Production Units, we have not completed building our first such unit. None of our products are currently being used to produce biodiesel on a commercial scale.

Should biodiesel producers fail to adopt our STT® Biodiesel Production Units, or should a superior competing technology be developed, it may not be possible to fund our operations as expected. The degree of market acceptance of our STT® Biodiesel Production Units will depend on numerous factors, including the effectiveness of our product and the biodiesel market’s willingness to use a new processing technology.
Our ability to execute our business plan is dependent on the growth and maintenance of substantial demand for biodiesel in the United States. It is impossible to predict what the current demand for biodiesel is since so little of it is currently being produced and all that is being produced is being sold. Accordingly, the failure of a biodiesel market to develop could adversely affect our anticipated results of operations and financial condition. Additionally, we are dependent on the use of vegetable oils as the key raw material in the production of biodiesel. The cost of vegetable oils has continued to rise over the last six months which has made it more difficult for biodiesel production plants to make positive cash flow and profits. If we are unable to make positive cash flows and profits over a reasonable period of time we may have to change or scale back our business plan.
We have not produced or operated any commercial-scale STT® Reactors or STT® Production Units.
We have designed, built, and licensed two bench-scale STT® Reactors to the specialty chemical and pharmaceutical markets and have designed and built pilot-scale STT® Reactors ranging from 8 to 100 ml capacity. We have also designed and are now building commercial-scale STT® Production Units for producing biodiesel. We have yet to license our first STT® Production Unit or install one in our own biodiesel production plant. A full size STT® Reactor is currently being tested for limited operations in our manufacturing facility. We do not know if our commercial-scale STT® Production Unit will produce biodiesel fuel to ASTM standard in the volumes that we anticipate or whether our equipment systems will gain commercial acceptance in the biodiesel industry. Therefore, we are uncertain whether we will be able to sell, license or lease any STT® Biodiesel Production Units to any third parties. If we are unable to produce and operate our equipment systems on a commercial scale and generate biodiesel to ASTM standard, then we may be forced to cease operations or to obtain additional capital to further develop our equipment systems. Additional capital may not be available on terms acceptable to us or at all.
We are likely to require additional funding to execute our business plan, and additional funding may not be available. If additional funding is available, it may not be offered to us on terms that are satisfactory to our board of directors.
We will require additional capital in the future to sufficiently fund our operations. We may not be able to obtain additional capital on terms favorable to us or at all. We have consumed substantial amounts of capital to date, and we expect to increase our operating expenses over the coming years as we build our pilot unit and first biodiesel production unit, expand our facilities and infrastructure and prepare for commercialization activities.
Based upon our projected activities, we believe that we will need at least an additional $20 million in the first quarter of 2008 in order to support our current plan’s funding needs of completing the first biodiesel production plant, funding the start-up plant costs and commencing the construction on the STT® Reactors for the next biodiesel production plant. Since the first plant, and any subsequent plants, will require additional funding to complete, we have not committed to constructing an additional plant only to starting the construction of the next four STT® Reactors. However, if funding is not available at the level we may need or at terms acceptable to us or our investors, we may need to change or scale back our operating plans, which would negatively affect existing stockholders. If adequate funds are not available, we likely will not be successful in executing our business plan as anticipated and, as a result, we may be forced to curtail growth, suspend operations and explore other alternatives in an effort to realize value for our stockholders.
We are considering a combination of funding sources including a warrant exchange offer, local government bond financing, equipment and raw materials inventory lines-of-credits, project financing and a preferred stock offering. Market conditions will affect the availability of funds from various sources and there will have to be some level of collateral and guarantees provided for many of the financing alternatives. We cannot be certain that additional financing will not be needed beyond our current and projected needs or will be available when required and, if available, that it will be on terms satisfactory to us. Future financings may be dilutive to existing stockholders. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet our funding requirements, this would adversely affect our anticipated results of operations and financial condition.

A substantial part of our assumptions regarding our financial advantages in the biodiesel production business are estimates and therefore may not be correct.
We believe that our STT® Production Units will have higher yields and a less per gallon cost than conventional biodiesel production systems. This is based, in part, on what we believe will be favorable facilities construction costs. If the actual cost exceeds the costs that we project to construct our planned biodiesel production facilities, it would adversely affect the amortization of our capital costs. This in turn would decrease or eliminate certain of our anticipated costs advantages with respect to conventional biodiesel plants.
We believe that our per gallon cost of producing biodiesel will be less than conventional biodiesel producers based primarily on less cost incurred from energy usage and the catalyst material used in making our biodiesel. If the actual use of energy and catalyst material is more than expected then the costs advantages that we anticipate may not be present, and we may not be able to achieve our expected profits or any profits at all.
The cost of soybean, palm oil and canola/rapeseed oil and the market price of biodiesel has been fluctuating and is subject to supply and demand conditions which may affect our profitability and cash flow .
The demand for soybean oil, palm oil and canola/rapeseed oil has been increasing in 2007 and may continue to do so in the future. The increase in demand has increased the cost of these feedstock raw materials. According to the Energy Management Institute Alternative Fuels Indexsm, the average producer price of B100 diesel across 52 major metropolitan areas in the United States during the week ending September 6, 2007 was $3.53 per gallon, and net of site specific transportation and handling costs, it was $3.23 per gallon. It is possible that this price range will not remain the relevant price range for biodiesel in and after 2008. It is possible that potential supply and demand conditions may adversely affect the various cost of raw materials or the price level for biodiesel. If the cost of these feedstock raw materials remains high and if the wholesale price for biodiesel does not remain at a level that permits us to generate revenues in excess of our costs, after taking into account tax incentives and credits, then we may not become or remain profitable or have positive cash flow, in which case it will likely affect our financial condition and viability as an on-going business.
Our ability to execute our business plan depends on conditions, the satisfaction of which, is not under our control.
Our ability to successfully execute our business plan depends on the satisfaction of several conditions, including:
•
obtaining all required permits, consents and regulatory approvals from government agencies and other third parties for our anticipated construction and operation of owned biodiesel production plants and related facilities, as well as for the future operation of those facilities;

•	successfully commercializing the STT® Reactor technology for biodiesel;
•	arranging reasonably priced insurance to cover operating risks and other adverse outcomes which could impair the business; and
•	market conditions for fuels that make biodiesel a competitively priced product.
Since we have yet to begin full operation as a biodiesel business, there is no certainty that we will be able to achieve satisfaction of any or all of the above conditions. If we fail to do so, we may be forced to cease operations and to liquidate, in which case investors may not be able to receive any return of their invested capital. Also, the process of obtaining permits in certain locations may increase the cost and delay plant construction.

We are dependent upon our officers for management and direction, and the loss of any of these persons could adversely affect our anticipated results of operations and financial condition.
We are dependent upon our officers for implementation of our current stage of development for our business plan. The loss of any of our key officers, including Philip Lichtenberger, our Chief Operating Officer and Alan McGrevy, our Vice President of Engineering, could have a material adverse effect upon the anticipated results of our contemplated operations and financial condition and would likely delay or prevent the achievement of our contemplated business objectives. We do not maintain “key person” life insurance for any of our officers.
We may be unable to effectively manage our growth.
Our strategy envisions expanding our business beyond our status as a development stage company. We anticipate significant expansion in our manpower, facilities and infrastructure in the future and expect that greater expansion will be necessary to address potential growth in our customer base and market opportunities. To manage the expected growth of our operations and personnel, we will need to improve our transaction processing, operational and financial systems, procedures and controls. The current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. We may be unable to hire, train, retain and manage required personnel or to identify and take advantage of existing and potential strategic relationships and market opportunities.
If we fail to effectively manage our growth, our anticipated results of operation and financial condition could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes, and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure that if we do expand our business that we will be able to:
•	meet our capital needs;
•	expand our systems effectively, efficiently or in a timely manner;
•	allocate our human resources optimally;
•	identify and hire qualified employees or retain valued employees; or
•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.
We may be unable to attract and retain key personnel.
Our development and success is dependent upon our management’s ability to effectuate our transition into a biodiesel technology-development and production company. Our anticipated product development and manufacturing efforts capability will require additional management not yet part of us. There is intense competition for qualified management, research, development and manufacturing personnel in the chemical, engineering and biofuels fields. Therefore, we may not be successful in attracting and retaining the qualified personnel necessary to develop our business.
New technologies could render our biodiesel production system obsolete.
The development and implementation of new technologies may result in a significant reduction in the costs of biodiesel production. For instance, any technological advances in catalysis and/or large scale micro-channel reactor systems could have an adverse effect on our contemplated business. We cannot predict whether new technologies may become available, the rate of acceptance of new technologies by competitors or the costs associated with new technologies. In addition, advances in the development of alternatives to biodiesel could significantly reduce demand for or eliminate the need for biodiesel.

Any advances in technology that require significant capital expenditures to remain competitive or that reduce demand or prices for biodiesel could adversely affect our anticipated results of operations and financial condition.
Strategic relationships with feedstock suppliers, fabricators, building contractors, equipment suppliers and other unrelated third parties on which we rely are subject to change.
Our ability to develop our business will depend on our ability to identify feedstock suppliers, construction contractors, equipment fabricators and customers and to enter into suitable commercial arrangements with those suppliers, contractors, fabricators and customers. Our success in this area will also depend on our ability to select and evaluate suitable projects, as well as to consummate transactions in a highly competitive environment.
The demand for construction and contract manufacturing companies that are qualified to build biodiesel production plants and equipment has increased. Some companies report that their construction backlogs are as many as four years. While we have the capacity to manufacture our STT® Reactors in house, we do not have the capability in-house to construct and fabricate the entire biodiesel production plant and equipment and we intend to rely on strategic relationships with third-party construction and fabrication companies, some of which we have not yet developed. Furthermore, the recent growth in biodiesel plant construction has caused a backlog on certain specialized equipment. One example of such specialized equipment is centrifuges, for which there is a reported backlog of six months for some models. The failure to secure agreements with construction companies and/or for the requisition of such specialized equipment may adversely affect our anticipated results of operations and financial condition.
To develop our business, we plan to use the business relationships of our management to form strategic relationships. These relationships may take the form of joint ventures with other private parties or local government bodies, contractual arrangements with other companies, including those that supply feedstock that we will use in our business, or minority investments from third parties. We may not be able to establish these strategic relationships, or, if established, we may not be able to maintain these relationships, particularly if members of the management team leave us. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to incur or undertake to fulfill our obligations to these partners or maintain these relationships. If we do not successfully establish or maintain strategic relationships, we may not be able to achieve our business goals and that could adversely affect our anticipated results of operations and financial condition.
Our anticipated production, sale and distribution of biodiesel are dependent on the sufficiency of necessary infrastructure, which may not be put into place on a timely basis, if at all. In this case, our anticipated results of operations and financial condition would be adversely affected by these infrastructure disruptions.
Substantial development of infrastructure will be required by persons and entities outside our control for our operations, and the biodiesel industry generally, to grow. Areas requiring expansion include, but are not limited to:
•	adequate rail capacity, including sufficient numbers of dedicated tanker cars;
•	sufficient storage facilities for feedstock and biodiesel;
•	increases in truck fleets capable of transporting biodiesel within localized markets; and
•	expansion of blending facilities and pipelines to handle biodiesel.
Substantial investments required for these infrastructure changes and expansions may not be made or may not be made on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand and/or prices for our products, impede our delivery of products, impose additional costs on us or otherwise have a material adverse effect on our anticipated results of operations or financial condition. Our business is dependent on the continuing availability of infrastructure, and any infrastructure disruptions could adversely affect our anticipated results of operations and financial condition.

We may be unable to locate suitable properties and obtain the development rights needed to build and expand our business, in which case we will not be able to produce our anticipated results of operations and financial condition.
Our business plan focuses in part on designing, building and operating biodiesel production plants for our own account within existing liquids-handling terminals adjacent to river, lake and seaports. Our ability to secure suitable plant locations could create unanticipated costs and delays in implementing our business plan. If we are not successful in identifying and obtaining development rights on suitable properties for building and operating biodiesel production plants, our future prospects for profitability will likely be substantially limited, and adversely affect our anticipated results of operations and financial condition.
We may be adversely affected by environmental, health and safety laws, regulations and requirements, any of which could require us to pay or satisfy costs or incur expenses substantially in excess of our business plan.
As we pursue our business plan, we will become subject to various federal, state, local and foreign environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. The cost of compliance with environmental, health and safety laws could be significant. A violation of these laws, regulations and/or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns, as well as civil liabilities to affected property owners. In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make additional significant expenditures.
The hazards and risks associated with producing and transporting biodiesel, in particular due to the presence of methanol (such as fires, natural disasters, explosions and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we intend to maintain insurance coverage against some, but not all, potential losses. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on the anticipated results of our contemplated operations and financial condition.
Our anticipated results of operation and financial condition will suffer if we cannot obtain or maintain governmental permits or licenses that are necessary for the operation of our biodiesel production units.
Our biodiesel production facilities operations will require licenses and permits from various governmental authorities. We believe that we will be able to obtain all necessary licenses and permits to carry on the activities that we contemplate. However, our ability to obtain, sustain or renew such licenses and permits will be subject to governmental regulations and policies which are subject to change. Our inability to obtain or retain any of these licenses or permits may have a material adverse effect on our anticipated results from operations and financial condition.
Our success will depend in part on our ability to protect our intellectual property.
Our success, competitive position and future revenues will depend in large part on our ability, to obtain, secure and defend patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights, and to operate without infringing on the proprietary rights of third parties. Our interest in these rights is complex and uncertain.
We hold five issued patents (plus one pending application for U.S. patents) on our STT® technology for biodiesel production in the United States and internationally. These issued patents expire between 2011 and 2023. We will seek to obtain additional patents that we believe may be required to commercialize our products, technologies and methods. We also have patent applications pending in several foreign jurisdictions. We anticipate filing additional patent applications both in the United States and in other countries, as appropriate. However, we cannot predict:

•	the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents;
•	if and when patents will issue;
•	if our issued patents will be valid or enforceable;
•	whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or
•	whether we will need to initiate litigation or administrative proceedings which may be costly whether we win or lose.
Even issued patents may later be found unenforceable, or be restricted or invalidated in proceedings instituted by third parties before various patent offices and courts. Changes in either the patent laws or in the interpretation of patent laws in the United States and other countries may diminish the value of our intellectual property. We are therefore unable to predict the scope of any patent claims in our or in third-party patents that may be issued or may be enforceable.
To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements with our employees, consultants and advisors. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.
A dispute regarding the infringement or misappropriation of our proprietary rights or the proprietary rights of others could be costly and result in delays in our commercialization activities. Our success depends, in part, on our ability to operate without infringing on or misappropriating the property rights of others.
Any legal action claiming damages or seeking to enjoin commercial activities relating to the affected products, methods, and processes could require us to obtain a license to continue to use, manufacture or market the affected products, methods or processes, which may not be available on commercially reasonable terms, if at all, or could prevent us from making, using or selling the subject matter claimed in patents held by others and subject us to potential liability damages or could consume a substantial portion of our managerial and financial resources whether we win or lose.
Risks Related to our Participation in the Biodiesel Industry
Increases in the construction of biodiesel production plants may cause excess biodiesel production capacity in the market. Excess capacity may adversely affect the price at which we are able to sell the biodiesel that we produce and may also adversely affect our anticipated results of operation and financial condition.
In 2006, only 200 million gallons of biodiesel were produced in the United States. According to the National Biodiesel Board, as of January 31, 2007, there is a reported 864 MMgpy of biodiesel production capacity in the United States, with another 1.7 billion gallons per year under construction (for a total of 2,564 MMgpy) (see
http://www.biodiesel.org/pdf_files/fuelfactsheets/Production_Capacity.pdf).
With such an increase in biodiesel production capacity in the United States, compared to historical biodiesel production levels, there is risk that there will be a significant amount of excess biodiesel production capacity, thereby resulting in significant price competition and the closure of less competitive biodiesel facilities. Although this existing and pending capacity growth is very large compared to historical biodiesel production levels, we believe that the market will purchase as much biodiesel as is available, so long as the prices for biodiesel (net of the impact of tax credits and other similar incentives) are competitive with those of petrodiesel.

Our anticipated results of operations, financial condition and business outlook will be highly dependent on commodity prices and the availability of supplies, both of which are subject to significant volatility and uncertainty.
Our operating results will be substantially dependent on commodity prices, especially prices for biodiesel and petroleum diesel, as well as feedstock, equipment and materials used in the construction and operation of our biodiesel production plants. As a result of the volatility of the prices and the scarcity of these items, our results may fluctuate substantially, and we may experience periods of declining prices for our products and increasing costs for our raw materials, which could result in operating losses. Although we may attempt to offset a portion of the effects of fluctuations in prices by entering into forward contracts to supply biodiesel or purchase feedstock or other items or by engaging in transactions involving exchange-traded futures contracts, the amount and duration of these hedging and other risk mitigation activities may vary substantially over time, and these activities also involve substantial risks.
The price of feedstock is influenced by market demand, weather conditions, animal processing and rendering plant decisions, factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors. The principal feedstocks for biodiesel currently are soybean oil, palm oil and canola/rapeseed oil and are the feedstocks most susceptible to price risk due to market demand. Factors affecting crop yield and planting decisions include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The significance and relative effect of these factors on the price of feedstock is difficult to predict.
Any event that tends to negatively affect the supply of feedstock, such as increased demand, adverse weather or crop disease, could increase feedstock prices and potentially harm our business. In addition, we may also have difficulty, from time to time, in physically sourcing feedstock on economical terms due to supply shortages. Such a shortage could require us to suspend operations until feedstock is available at economical terms, which would have a material adverse effect on our business, anticipated results of operations and financial condition. The price we pay for feedstock at a facility could increase if an additional multi-feedstock biodiesel production plant is built in the same general vicinity or if alternative uses are found for lower cost feedstock.
Biodiesel fuel is a commodity whose price is determined based in part on the price of petroleum diesel, world demand, supply and other factors, all of which are beyond our control. World prices for biodiesel fuel have fluctuated widely in recent years. We expect that prices will continue to fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return on our investment in biodiesel production plants and our general financial condition. Price fluctuations for biodiesel fuel may also impact the investment market and our ability to obtain investor capital. Although market prices for biodiesel fuel rose to near-record levels during 2005, there is no assurance that these prices will remain at current levels. Future decreases in the prices of biodiesel or petroleum diesel fuel may have a material adverse effect on our financial condition and anticipated results of operations.
We also use other raw materials such as methanol and sodium hydroxide, which are commodities and subject to price fluctuations and supply uncertainty. If the availability or the cost of these raw materials changes significantly, our production volume or cost to produce biodiesel could be affected.
Both supply and demand in the United States biodiesel industry are highly dependent upon federal and state legislation.
The production of biodiesel is made significantly more competitive by federal and state tax incentives. The federal excise tax incentive program for biodiesel was originally enacted as part of the JOBS Act but is scheduled to expire on December 31, 2008. This program provides blenders, generally distributors, with a one cent tax credit for each percentage point of virgin vegetable oil-derived biodiesel blended with petroleum diesel. For example, distributors that blend virgin soybean-derived biodiesel with petroleum diesel into a B20 blend biodiesel would receive a 20 cent per gallon excise tax credit. The program also provides blenders of recycled oils, such as yellow grease from restaurants, with a one-half cent tax credit for each percentage point of recycled oil-derived biodiesel blended with petroleum diesel. For example, distributors that blend recycled oil-derived biodiesel with petroleum diesel into a B20 blend biodiesel would receive a 10 cent per gallon excise tax credit. In addition, approximately 31 states provide mandates, programs and other incentives to increase biodiesel production and use, such as mandates for fleet use or for overall use within the state, tax credits, financial grants, tax deductions, financial assistance, tax exemptions and fuel rebate programs. These incentives are meant to lower the end-users’ cost of biodiesel in comparison to petroleum diesel. Currently, we plan to sell the biodiesel we produce to blenders that blend their biodiesel blend with petroleum diesel and therefore we expect to receive a price from our biodiesel purchasers that includes the $1.00 excise tax credit. The elimination or significant reduction in the federal excise tax incentive program or state incentive programs benefiting biodiesel could adversely affect our anticipated results of operations and financial condition.

Reductions in support of biodiesel from government, consumer or special interest groups could adversely impact our business plan and our anticipated results of operation and financial condition.
Federal and state governments in the United States and governments abroad have implemented incentives and mandates in support of biodiesel. Similarly, there has been support from consumers and special interest groups, such as agricultural and environmental groups. Support has even come from the petroleum industry itself, such as BP’s (formerly known as British Petroleum) “beyond petroleum” marketing campaign, and the automobile industry, such as General Motors’ “live green, go yellow” flex-fuel ethanol marketing campaign. The loss of these incentives, including the failure to renew incentives that terminate, could adversely affect our anticipated results of operations and financial condition.
We may be unable to effectively compete in the biodiesel industry.
In many instances, our competitors and potential competitors have, or will have, substantially greater financial, technical, research, and other resources and larger, more established marketing, sales, distribution, and service organizations than we have. Moreover, competitors may have longer operating histories and greater credit worthiness (i.e., in competing for feedstock) than we have, and competitors may offer discounts as a competitive tactic. Our competitors may succeed in developing or marketing technologies or products that are more effective or commercially attractive than our products, or that would render our technologies and products obsolete. Also, we may not have the financial resources, technical expertise, or marketing, distribution, or support capabilities to compete successfully in the future.
We anticipate that competition for the licensing of biodiesel reactors will come primarily from companies that offer competing novel biodiesel production technologies. To compete effectively in licensing biodiesel production technology, we will need to demonstrate the advantages of our STT® Reactor over well-established, traditional chemical reactors, as well as novel technologies and systems. We will also experience competition from other producers of biodiesel.
Our ability to succeed as a biodiesel production company will depend, to a large extent, on our ability to compete for, and obtain, feedstock, obtaining suitable properties for constructing biodiesel production plants and sales of biodiesel and related products. Competition will likely increase as energy prices on the commodities market, including biodiesel and petrodiesel, rise as they have in recent years. This increased competition may also have an adverse impact on our ability to obtain additional capital from investors.
A substantial reduction in crude petroleum oil prices could have an adverse impact on our contemplated business plan by making biodiesel fuel relatively more expensive compared to petrodiesel. Were such a reduction to occur, it would likely adversely affect our anticipated results of operation and financial condition.
With the current elevated prices compared to historical prices of crude petroleum oil, and by extension, petrodiesel, biodiesel can be produced for a cost that is economically practical when compared to the cost to produce petrodiesel. However, if the price of crude petroleum oil should drop substantially, this could have a material adverse effect on the entire biodiesel industry and us.
Risks Related to Investment in our Common Stock
The public market for our common stock is volatile.
Our common stock is currently quoted for trading on the OTC Bulletin Board and since the closing of our private placement offering in January 2007 the trading price has been volatile. An active public market for the common stock may not be sustained.

The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, including the following:
•	actual or anticipated variations in operating results;
•	the limited number of holders of the common stock, and the limited liquidity available through the OTC Bulletin Board;
•	changes in financial estimates by securities analysts;
•	changes in the economic performance and/or market valuations of other energy companies;
•	the timing and type of financing and related dilution impact on the stockholders;
•	our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales or other transactions involving our capital stock;
•	changes in the market for biodiesel fuel commodities or the capital markets generally, or both;
•	changes in the availability of feedstock on commercially economic terms;
•	changes in the demand for biodiesel fuel, including changes resulting from the expansion of other alternative fuels;
•	changes in the social, political and/or legal climate;
•	announcements of technological innovations or new products available to the biodiesel production industry; and/or
•	announcements by relevant domestic and foreign government agencies related to incentives for alternative energy development programs.
We may not be able to attract the attention of major brokerage firms.
Because we have not yet actively commenced business, or because we became public through a “reverse merger,” security analysts of major brokerage firms may not provide coverage of us. Moreover, brokerage firms may not desire to provide financial advisory services or to conduct secondary offerings on our behalf in the future.
Our common stock may be considered “a penny stock” and may be difficult to sell.
The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the common stock and may affect the ability of investors to sell their shares. In addition, since the common stock is currently traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A significant number of our shares will be eligible for sale, and their sale could depress the market price of our common stock.
Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to Rule 144, the supply of common stock will increase, which could decrease the price of our common stock. Some or all of the shares of common stock not registered on the Registration Statement on Form SB-2, as amended (the “Registration Statement”), may be resold from time to time in the open market pursuant to Rule 144. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market shares of common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once every three months, and any of the restricted shares may be sold by a non-affiliate after they have been held for two years. Substantially all of the former shareholders of Kreido Laboratories have entered into lock-up agreements pursuant to which they have agreed to not sell the company shares issued to them in the Merger for a period of 12 months following the merger date of January 12, 2007.
Our principal stockholders will have significant voting power and may take actions that may not be in the best interests of other stockholders.
Our officers, directors, principal stockholders, and their affiliates control a significant percentage of the outstanding shares of common stock. If these stockholders act together, they will be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the common stock. This concentration of ownership may not be in the best interests of all our stockholders.
Investors should not anticipate receiving cash dividends on our common stock.
We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.
Wrongful acts of our former counsel may expose the Company to investor claims under the securities laws and gives rise to Company claims against those associated with the wrongdoing.
On February 28, 2007, we announced that we have conducted an inquiry concerning the improper transfer of shares of our common stock without a restrictive legend to two brokerage accounts controlled by Louis Zehil, a former partner of McGuireWoods, the law firm that represented us in a private offering of company stocks in January 2007. As part of the 18,518,519 unit private offering, a total of approximately 1.5 million units of common stock and common stock purchase warrants were sold to the two private financial entities controlled by Mr. Zehil. The SEC has commenced an enforcement action against Mr. Zehil and U.S. Department of Justice in pursuing criminal proceedings against Mr. Zehil. We have learned that approximately 81,480 shares of common stock were sold in the public markets by the two private financial entities at the direction of Mr. Zehil in January and early February of this year. These sales were done without our consent or knowledge and in violation of the terms of purchase and purchase covenants, and the representations and warranties on which we relied in satisfying the requirements of the private placement exemption of Regulation D under the Securities Act. We do not anticipate reacquiring any of the 81,480 shares. The high and low trading prices of our common stock during the period that the 81,480 shares were sold were $2.43 and $1.57, respectively. Based upon this range, were we requested by purchasers to reacquire such shares, the aggregate maximum cost to us would be less than $200,000. The remaining 1.4 million shares and the warrants to purchase 1,481,480 shares of common stock are under the control of a court-appointed receiver who has recently filed a report with the court soliciting persons with claims against the two private financial entities to submit those claims. We are evaluating our claims against the two private financial entities, Mr. Zehil and his former law firm and we expect to pursue our claims against the private financial entities, Mr. Zehil and his former law firm in the near future. There is no assurance that we will be able to recover on our various claims. Further, we may incur significant costs resulting from our investigation of this matter, any legal proceedings that we may initiate as a result of our investigation and our cooperation with government authorities. We may not be adequately indemnified for, or otherwise be able to recover, such costs.

We may not be able to continue as a going concern.
Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of operating losses that are likely to continue in the future. We have included an explanatory paragraph in Note 3 of our Annual Report on Form 10-KSB as amended by Form 10-KSB/A, to the effect that our significant losses from operations and our dependence on financing provides substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.
Our operations must begin to provide sufficient revenues to improve our working capital position. Additionally, we will require additional capital to construct our planned biodiesel facilities. If we are unable to obtain additional capital we may not be able to continue as a going concern.
Item 3. CONTROLS AND PROCEDURES
No significant changes in the Company’s internal controls over financial reporting has occurred during the quarter ended September 30, 2007 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, other than the recently adopted changes in the Company’s internal controls over financial reporting described above, which do materially affect the Company’s internal controls over financial reporting.
In connection with the preparation of the Registration Statement on Form SB-2 which was declared effective on June 28, 2007, our principal accounting officer, John Philpott CPA, communicated to our independent auditors, Vasquez & Company LLP, management and our Audit Committee the existence of an internal control deficiency that may constitute a material weakness under standards established by the Public Company Accounting Oversight Board. A material weakness is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of financial statements will not be prevented or detected. As a result of our communications with Vasquez & Company LLP and further review conducted by management and our Audit Committee, we believe the following possible material weakness existed during the quarterly period that ended June 30, 2007;
Our failure to present redeemable preferred stock in mezzanine equity, outside of permanent equity, as a public company under Rule 5-02 of Regulation SX. Preferred stock issued by Kreido Labs in fiscal 2004 and converted into shares of common stock in January 2007 in connection with the Merger was not classified as mezzanine equity on the December 31, 2005 and 2006 consolidated balance sheets as prescribed under applicable SEC accounting rules. This oversight resulted in the restatement of our consolidated financial statements for the fiscal year ended December 31, 2006 and the quarter ended March 31, 2007. The restatement has no effect on the assets, liabilities, or statements of operations or cash flows of Kreido Labs or the Company.
Our management and our independent auditors, Vasquez & Company LLP, discussed the possible material weakness described above with our Audit Committee. By implementing the remedial measures discussed below, management intends to improve its internal control over financial reporting and to avoid future material misstatements of our consolidated financial statements. We have implemented or are implementing the following measures:
On an ongoing basis, the Principal Accounting Officer will continue to review SEC accounting rules, including rules changes and interpretations, to determine applicability to the Company. The Company will obtain general educational guidance regarding applicable SEC accounting rules, including Rule 5-02 and the accounting classification of complex financial instruments from its independent auditors, Vasquez & Company LLP. After obtaining general educational guidance, the Company may also consult with other auditors for detailed educational guidance and implementation. The Principal Accounting Officer will report changes in SEC accounting rules, GAAP and interpretations of SEC accounting rules and GAAP, that may be applicable to the Company with the Chief Executive Officer and the Audit Committee.

We are monitoring the effectiveness of these measures, and may take further action as we deem appropriate to strengthen our internal control over financial reporting. However, we do not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been or will be detected.
An evaluation was performed, under the supervision of, and with the participation of, the Company’s management, including the Chief Executive Officer and Principal Accounting Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-(e) to the Securities Exchange Act of 1934). Based on that evaluation, due to the required reclassification described above, the Company’s management, including the Chief Executive Officer and Principal Accounting Officer, has concluded that the Company’s disclosure controls and procedures were not effective, as of the end of the March 31, 2007 quarterly period, but were effective as of the end of the June 30, 2007 quarterly period. Management believes that the consolidated financial statements included in this Quarterly Report fairly present, in all material respects, the financial position, results of operation and cash flows of Kreido Labs, and the Company as applicable, for the periods presented.
PART II
Item 1. LEGAL PROCEEDINGS
Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.
Item 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS
On January 12, 2007, we closed a private offering of 18,498,519 Units of its securities to 81 accredited investors, as defined under Regulation D, Rule 501(a) promulgated by the SEC, raising an aggregate of $25,000,000 in cash and cancelled indebtedness, each Unit consisting of one share of Common Stock and an investor warrant to purchase one share of Common Stock for a period of five years at an exercise price of $1.85 per share. This offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. Each of the investors represented to us that he, she or it was an accredited investor and the reason therefore, that he, she or it received no advertising, article or other general form of solicitation in connection with the offer and sale of the Units. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. We paid placement agent and finder’s fees of 7% of the purchase price of applicable Units to the registered broker-dealers and investment advisors that introduced us to purchasers of those Units.
On January 12, 2007, and in connection with the Merger, the Kreido Laboratories shareholders surrendered all of their issued and outstanding common stock of Kreido Laboratories and received shares of our common stock. Additionally, all of the issued and outstanding options to purchase shares of Kreido Laboratories common stock were exchanged for options to purchase shares of our common stock, and the holders of warrants to purchase 3,705,015 shares of Kreido Laboratories capital stock prior to the Merger converted their shares on a net exercise basis and the remaining warrant holders received new warrants to purchase shares of our common stock in the Merger. We have reserved 571,334 and 1,164,583 shares of our common stock, respectively, for issuance upon exercise of these new warrants and new options. These transactions were exempt from registration under Section 4(2) of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.
On July 26, 2007, in connection with his election as Chief Executive Officer of the Company, G.A. Ben Binninger was granted options to purchase 125,000 shares of Company common stock, of which options to purchase 50,000 shares vested upon the date of grant, 50,000 shares will vest in four equal monthly installments of 12,500 each, provided Mr. Binninger is then serving as Chief Executive Officer of the Company, and 12,500 shares will vest on each of April 15, 2008 and October 15, 2008, provided that Mr. Binninger is then serving either as an officer or a director of the Company. The offering was exempt from registration under Section 4(2) of the Securities Act.

On July 27, 2007, we issued 2,500 shares of Company common stock and granted options to purchase 25,000 shares of Company common stock to each of Murli Tolaney and Richard Redoglia in connection with their election to our Board of Directors as provided for by our Outside Directors’ Compensation Program. The option exercise price is the closing sale price on the OTC Bulletin Board on the date of grant. The option vest as to 12,500 shares six months after the date of grant and 12 months after the date of grant. No cash consideration was paid for the shares or options. The offering was exempt from registration under Section 4(2) of the Securities Act.
On October 15, 2007, we granted an option to purchase 25,000 shares of Company common stock to Betsy Knapp, Chair of the Board of Directors, pursuant to the automatic annual option grant provisions of our Outside Directors’ Compensation Program, which option will vest as to 12,500 shares on April 15, 2008 and October 15, 2008, provided that Ms. Knapp is then serving as a director of the Company. The option exercise price is the closing sale price on the OTC Bulletin Board on the date of grant. The offering was exempt from registration under Section 4(2) of the Securities Act.
On October 31, 2007, we issued 2,500 shares of Company common stock and granted options to purchase 25,000 shares of Company common stock to each of David Mandel and Smart Technologies Venture Management III, LLC, in connection with the election of Mr.. Mandel and David Nazarian to our Board of Directors as provided for by our Outside Directors’ Compensation Program. The option vest as to 12,500 shares six months after the date of grant and 12 months after the date of grant. The option exercise price is the closing sale price on the OTC Bulletin Board on the date of grant. No cash consideration was paid for the shares or options. The offering was exempt from registration under Section 4(2) of the Securities Act.
Item 3. DEFAULTS UPON SENIOR SECURITIES
None
Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
None
Item 5. OTHER INFORMATION
None

Item 6. EXHIBITS
The following exhibits are either filed herewith or incorporated herein by reference:

Exhibit No.	Description	Reference

2.1	Agreement and Plan of Merger and Reorganization, dated as of January 12, 2007, by and among Kreido Biofuels, Inc., a Nevada corporation, Kreido Acquisition Corp., a California corporation and Kreido Laboratories, a California corporation.	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

3.1	Amended and Restated Articles of Incorporation of Kreido Biofuels, Inc. (f/k/a Gemwood Productions, Inc.).	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2006 (File No. 333-130606).

3.3	Amended and Restated Bylaws of Kreido Biofuels, Inc.	Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 4, 2007 (File No. 333-130606).

4.1	Form of Investor Warrant of Kreido Biofuels, Inc.	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

4.2	Form of Lock-Up Agreement by and between Tompkins Capital Group and each of the officers and directors of Kreido Biofuels, Inc., and certain stockholders of Kreido Laboratories.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

5.1	Opinion of DLA Piper US LLP	Incorporated by reference to Exhibit 5.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on May 4, 2007 (File No. 333-140718).

10.1	Escrow Agreement, dated as of January 12, 2007, by and between Kreido Biofuels, Inc., Joel A. Balbien and Gottbetter & Partners, LLP.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

10.2	Form of Subscription Agreement, dated as of January 12, 2007, by and between Kreido Biofuels, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

10.3	Form of Registration Rights Agreement, dated as of January 12, 2007, by and between Kreido Biofuels, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

10.4	Split-Off Agreement, dated as of January 12, 2007, by and among Kreido Biofuels, Inc., Victor Manuel Savceda, Kreido Laboratories and Gemwood Leaseco, Inc.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

10.5	Employment Agreement, dated November 1, 2006, by and between Kreido Laboratories and Joel A. Balbien.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

Exhibit No.	Description	Reference

10.6	Form of Indemnity Agreement by and between Kreido Biofuels, Inc. and Outside Directors of Kreido Biofuels, Inc.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

10.7	2006 Equity Incentive Plan.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

10.8	Stock Option Agreement by and between Kreido Biofuels, Inc. and Joel A. Balbien dated as of January 12, 2007.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

10.9	Form of Incentive Stock Option Agreement by and between Kreido Biofuels, Inc. and participants under the 2006 Equity Incentive Plan.	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

10.10	Form of Non-Qualified Stock Option Agreement by and between Kreido Biofuels, Inc. and participants under the 2006 Equity Incentive Plan.	Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 (File No. 333-130606).

10.11	Employment Agreement, dated March 19, 2007, by and between Kreido Biofuels, Inc. and John M. Philpott.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2007 (File No. 333-130606).

10.12	Binding Term Sheet by and between Kreido Laboratories and Tompkins Capital Group dated as of September 1, 2006	Incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 4, 2007 (File No. 333-130606).

10.13	Amendment to Binding Term Sheet by and between Kreido Laboratories and Tompkins Capital Group dated as of October 25, 2006	Incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 4, 2007 (File No. 333-130606).

10.14	Form of Indemnity Agreement for officers and directors	Incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 4, 2007 (File No. 333-130606).

10.15	Employment Agreement, dated April 4, 2007, by and between Kreido Biofuels, Inc. and Philip Lichtenberger.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2007 (File No. 333-130606).

10.16	Employment Agreement, dated April 10, 2007, by and between Kreido Biofuels, Inc. and Alan McGrevy.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2007 (File No. 333-130606).

Exhibit No.	Description	Reference

10.17	Employment Agreement, dated April 28, 2007, by and between Kreido Biofuels, Inc. and Larry Sullivan.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2007 (File No. 333-130606).

10.18	Purchase Order Agreement, dated May 22, 2007, by and between Kreido Biofuels, Inc. and Certified Technical Services, L.P.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2007 (File No. 333-130606).

10.19	Amendment No. 1 to Registration Rights Agreement, dated June 12, 2007, by and between Kreido Biofuels, Inc. and certain investors in the Offering.	Incorporated by reference to Exhibit 10.19 to the Amendment No. 3 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 21, 2007 (File No. 333-140718).

10.20	Separation Agreement and General Release dated July 27, 2007 by and between Kreido Biofuels, Inc. and Joel Balbien.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2007 (File No. 333-130606).

10.21	Executive Employment Agreement dated July 27, 2007 by and between Kreido Biofuels, Inc. and G. A. Ben Binninger.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2007 (File No. 333-130606).

10.22	Kreido Biofuels, Inc. Outside Director Compensation Program adopted July 27, 2007.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2007 (File No. 333-130606).

10.23	Commercial Lease Agreement by and between the Company and Acaso Partners, LLC effective August 1, 2007.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2007 (File No. 333-130606).

31.1	Certification of the Chief Executive Officer, as required by Rule 13a-14(a) of the Securities Exchange Act of 1934*

31.2	Certification of the Chief Financial Officer, as required by Rule 13a-14(a) of the Securities Exchange Act of 1934*

32.1	Certification of the Chief Executive Officer provided pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

32.2	Certification of the Chief Financial Officer provided pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

*	Filed herewith

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KREIDO BIOFUELS, INC.
By:	/s/ John M. Philpott
John M. Philpott, Chief Financial Officer
(Duly Authorized Officer and Principal Executive Officer)

Date: November 14, 2007

EXHIBIT INDEX

Exhibit
No.	Description

31.1	Certification of the Chief Executive Officer, as required by Rule 13a-14(a) of the Securities Exchange Act of 1934*

31.2	Certification of the Chief Financial Officer, as required by Rule 13a-14(a) of the Securities Exchange Act of 1934*

32.1	Certification of the Chief Executive Officer provided pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

32.2	Certification of the Chief Financial Officer provided pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

*	Filed herewith

EXHIBIT 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, G.A. Ben Binninger, certify that:
1 I have reviewed this Form 10-QSB of Kreido Biofuels, Inc.;
2 Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3 Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;
4 The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:
(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) [Paragraph omitted pursuant to SEC Release 33-8545 (March 2, 2005)];
(c) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and
5 The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):
(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.
Dated: November 14, 2007

/s/ G.A. Ben Binninger

G.A. Ben Binninger
Chief Executive Officer
(authorized officer of registrant)

EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
I, John M. Philpott, certify that:
1 I have reviewed this Form 10-QSB of Kreido Biofuels, Inc.;
2 Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3 Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;
4 The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:
(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) [Paragraph omitted pursuant to SEC Release 33-8545 (March 2, 2005)];
(c) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and
5 The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):
(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.
Dated: November 14, 2007

/s/ John M. Philpott

John M. Philpott
Chief Financial Officer
(principal accounting officer)

EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Kreido Biofuels, Inc. (the “Company”) on Form 10-QSB for the nine months ended September 30, 2007, as filed with the Securities and Exchange Commission on November 14, 2007 (the “Report”), I, G.A. Ben Binninger, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ G.A. Ben Binninger
G.A. Ben Binninger
Chief Executive Officer

November 14, 2007

EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Kreido Biofuels, Inc. (the “Company”) on Form 10-QSB for the nine months ended September 30, 2007, as filed with the Securities and Exchange Commission on November 14, 2007 (the “Report”), I, John M. Philpott, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ John M. Philpott
John M. Philpott
Chief Financial Officer

November 14, 2007